                                                                   EXHIBIT 10.19




                             LEASE OF OFFICE SPACE



                                   LANDLORD:
                           BROOKFIELD REPUBLIC INC.



                                    TENANT:
                            INTEK INFORMATION, INC.



                                   PREMISES
                                      IN
                                REPUBLIC PLAZA
                                DENVER,COLORADO

                                       1
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                                TABLE OF CONTENTS

ARTICLE 1.00 DEFINITIONS........................................................................... 1

         1.01 Definitions.......................................................................... 1

ARTICLE 2.00 GRANT OF LEASE........................................................................ 2

         2.01 Grant................................................................................ 2

         2.02 Quiet Enjoyment...................................................................... 2

         2.03 Covenants of Landlord and Tenant..................................................... 2

ARTICLE 3.00 TERM AND POSSESSION................................................................... 3

         3.01 Term................................................................................. 3

         3.02 Early Occupancy...................................................................... 3

         3.03 Delayed Possession................................................................... 3

         3.04 Acceptance of Premises............................................................... 3

ARTICLE 4.00 RENT AND OCCUPANCY COSTS.............................................................. 4

         4.01 Annual Rent.......................................................................... 4

         4.02 Occupancy Costs...................................................................... 4

         4.03 Other Charges........................................................................ 4

         4.04 Payment of Rent-General.............................................................. 4

         4.05 Annual Rent-Early Termination........................................................ 4

         4.06 Payment-Occupancy Costs.............................................................. 4

ARTICLE 5.00 USE OF PREMISES....................................................................... 6

         5.01 Use.................................................................................. 6

         5.02 Compliance with Laws................................................................. 6

         5.03 Abandonment.......................................................................... 6

         5.04 Nuisance............................................................................. 6

         5.05 Sale of Goods from Premises.......................................................... 6

                                       i
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
ARTICLE 6.00 SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD..............................  6

         6.01 Operation of Building................................................................  6

         6.02 Services to Premises.................................................................  6

         6.03 Building Service.....................................................................  7

         6.04 Maintenance, Repair and Replacement..................................................  7

         6.05 Additional Services and Utilities....................................................  8

         6.06 Alterations by Landlord..............................................................  9

         6.07 Access by Landlord...................................................................  9

         6.08 Energy, Conservation and Security....................................................  9

ARTICLE 7.00 MAINTENANCE, REPAIR, ALTERATIONS AND IMPROVEMENTS BY TENANTS...........................  9

         7.01 Condition of Premises................................................................  9

         7.02 Failure to Maintain Premises......................................................... 10

         7.03 Alterations by Tenant................................................................ 10

         7.04 Trade Fixtures and Personal Property................................................. 11

         7.05 Mechanic's Liens..................................................................... 11

         7.06 Signs................................................................................ 11

ARTICLE 8.00 TAXES................................................................................. 12

         8.01 Tenant's Pro Rata Share.............................................................. 12

         8.02 Other Tenant's Taxes................................................................. 12

         8.03 Right to Contest..................................................................... 12

ARTICLE 9.00 INSURANCE............................................................................. 12

         9.01 Landlord's Insurance................................................................. 12

         9.02 Tenant's Insurance................................................................... 13

ARTICLE 10.00 INJURY TO PERSON OR PROPERTY......................................................... 13

         10.01 Indemnity by Tenant................................................................. 13

         10.02 Subrogation......................................................................... 14


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
ARTICLE 11.00 ASSIGNMENT AND SUBLETTING............................................................ 14

         11.01 Assignment.......................................................................... 14

         11.02 Subleasing.......................................................................... 14

         11.03 First Offer to Landlord............................................................. 15

         11.04 Limitation.......................................................................... 15

         11.05 Tenant's Obligations Continue....................................................... 16

         11.06 Subsequent Assignments.............................................................. 16

ARTICLE 12.00 SURRENDER............................................................................ 16

         12.01 Possession.......................................................................... 16

         12.02 Trade Fixtures, Personal Property and Improvements.................................. 16

         12.03 Merger.............................................................................. 16

         12.04 Payments After Termination or Notice............................................... 16

ARTICLE 13.00 HOLDING OVER......................................................................... 17

         13.01 Month to Month Tenancy.............................................................. 17

         13.02 Tenancy at Sufferance............................................................... 17

         13.03 General............................................................................. 17

ARTICLE 14.00 RULES AND REGULATIONS................................................................ 17

         14.01 Purpose............................................................................. 17

         14.02 Observance.......................................................................... 17

         14.03 Modification........................................................................ 18

         14.04 Non-Compliance...................................................................... 18

ARTICLE 15.00 EMINENT DOMAIN....................................................................... 18

         15.01 Taking of Premises.................................................................. 18

         15.02 Partial Taking of Building.......................................................... 18

         15.03 Surrender........................................................................... 19

         15.04 Partial Taking of Premises.......................................................... 19

         15.05 Awards.............................................................................. 19

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
ARTICLE 16.00 DAMAGE BY FIRE OR OTHER CASUALTY..................................................... 20

         16.01 Limited Damage to Premises.......................................................... 20

         16.02 Major Damage to Premises............................................................ 20

         16.03 Abatement........................................................................... 20

         16.04 Major Damage to Building............................................................ 20

         16.05 Limitation on Landlord's Liability.................................................. 21

         16.06 Demolition or Substantial Renovation................................................ 21

ARTICLE 17.00 TRANSFERS BY LANDLORD................................................................ 21

         17.01 Sale, Conveyance and Assignment..................................................... 21

         17.02 Effect of Sale, Conveyance, or Assignment........................................... 21

         17.03 Subordination....................................................................... 21

         17.04 Attomment........................................................................... 22

         17.05 Non-disturbance..................................................................... 22

         17.06 Effect of Attomment..... ........................................................... 22

         17.07 Execution of Instruments............................................................ 23

ARTICLE 18.00 NOTICES, ACKNOWLEDGEMENTS, AUTHORITIES FOR ACTION.................................... 23

         18.01 Notices............................................................................. 23

         18.02 Acknowledgements.................................................................... 23

         18.03 Authorities for Action.............................................................. 24

ARTICLE 19.00 TENANT'S DEFAULT AND LANDLORD'S REMEDIES............................................. 24

         19.01 Interest and Costs.................................................................. 24

         19.02 Events of Default................................................................... 24

         19.03 Landlord's Remedies................................................................. 25

         19.04 Effect on Subleases................................................................. 28

ARTICLE 20.00 BANKRUPTCY........................................................................... 28

         20.01 Bankruptcy.......................................................................... 28

ARTICLE 21.00 MISCELLANEOUS........................................................................ 31

         21.01 Relationship of Parties............................................................. 31

                                      iv
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
         21.02 Consent Not Unreasonably Withheld................................................... 31

         21.03 Name of Building and Project........................................................ 31

         21.04 Applicable Law and Construction..................................................... 31

         21.05 Entire Agreement.................................................................... 31

         21.06 Offer Irrevocable................................................................... 31

         21.07 Amendment or Modification........................................................... 32

         21.08 Construed Covenants and Severability................................................ 32

         21.09 No Implied Surrender or Waiver...................................................... 32

         21.10 Successors Bound.................................................................... 32

         21.11 Relocation-Substitute Premises...................................................... 32

         21.12 Lease Approval...................................................................... 33

         21.13 Nondiscrimination................................................................... 33

         21.14 Deposit............................................................................. 33

         21.15 {INTENTIONALLY DELETED}

         21.16 Personal Liability.................................................................. 34

         21.17 Brokerage Commission................................................................ 34

         21.18 Unavoidable Delay................................................................... 34

         21.19 Hazardous Materials................................................................. 35

         21.20 Authorization....................................................................... 35

         21.21 No Air Rights....................................................................... 36

         21.22 Recording; Confidentiality.......................................................... 36

Exhibit A      Depiction of the Premises and Must-Take Premises
Exhibit B      Definitions; Occupancy Costs; Additional Charges; Miscellaneous
Exhibit C      Rules and Regulations
Exhibit D      Supplemental Terms and Conditions
Exhibit E      Construction Procedures
Exhibit F      Estoppel Certificate






                                       v
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                             LEASE OF OFFICE SPACE


BETWEEN:                         BROOKFIELD REPUBLIC INC.
                                 a Colorado corporation            ("Landlord")
(address)                        370 17th Street, Suite 3800
                                 Denver, Colorado 80202

AND:                             INTEK INFORMATION, INC.
                                 a Colorado corporation            ("Tenant")
(address)                        370 17th Street, Suite 3950
                                 Denver, Colorado 80202

PREMISES IN:                     REPUBLIC PLAZA
                                 370 17th Street, Suite 2200
                                 Denver, Colorado 80202

DATE:

LANDLORD AND TENANT, in consideration of the covenants herein contained, hereby agree as follows:

ARTICLE 1.00          DEFINITIONS

1.01     Definitions.  In this Lease:

         (a) "Annual Rent" means the amount payable by Tenant to Landlord in respect of each year of the Term under Article 4.01.

         (b)  "Building" means the building as defined in Exhibit B.

         (c) "Building Standard" means the quantity and quality of materials, equipment, finishing, workmanship and other elements from time to time specified by Landlord for the Building.

         (d)  "Article" means an article of this Lease.

         (e)  "Commencement Date" means the first day of the Term.

              "Exhibit A" means the plan(s) attached hereto as Exhibit A.

         (g) "Exhibit B" means the provisions relating to Occupancy Costs and other matters attached hereto as Exhibit B.

         (h) "Exhibit C" means the Rules and Regulations attached hereto as Exhibit C.

         (i) "Exhibit D" means the Supplemental Terms and Conditions attached hereto as Exhibit D.

         (j) "Exhibit E" means the Construction Procedures attached hereto as Exhibit E.


         (k) "Exhibit F" means the estoppel certificate attached hereto as Exhibit F,

         (1) "Fiscal Year" means a twelve-month period (all or part of which falls within the Term) from time to time determined by Landlord, at the end of which Landlord's books are balanced for auditing and/or taxation purposes.

         (m)  "Land" means the Land as defined in Exhibit B.

         (n) "Lease" means this lease, Exhibits A, 8, C, D, E, F and any other Exhibit attached to this Lease, and every instrument complying with Article 21.07 which by its terms amends, modifies or supplements this Lease.

         (o) "Occupancy Costs" means amounts payable by Tenant to Landlord under Article 4.02.

         (p)  "Other Charges" means amounts payable by Tenant to Landlord under
              Article 4.03.

         (q) "Premises" means approximately 9,983 rentable square feet on the twenty-second (22nd) floor of the Building as generally indicated on Exhibit A, being 8,681 usable square feet plus 1,302 square feet of unallocated space in the Building as determined pursuant to Section 3.00 of Exhibit B.

         (r) "Rent" means the aggregate of all amounts payable by Tenant to Landlord under Articles 4.01, 4.02 and 4.03.

         (s)  "Term" means the period of time set out in Article 3.01.


ARTICLE 2.00    GRANT OF LEASE

2.01 Grant. Landlord hereby demises and leases the Premises to Tenant, and Tenant hereby leases and accepts the Premises from Landlord, to have and to hold during the Term, subject to the terms and conditions of this Lease.

2.02 Quiet Enjoyment Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term, subject to the terms and conditions of this Lease.

2.03 Covenants of Landlord and Tenant. Landlord covenants to observe and perform all of the terms and conditions to be observed and performed by Landlord under this Lease.

         Tenant covenants to pay the Rent when due under this Lease, and to observe and perform all of the terms and conditions to be observed and performed by Tenant under this Lease.


ARTICLE 3.00          TERM AND POSSESSION

3.01 Term. Notwithstanding Articles 3.02 and 3.03, and except as may otherwise be provided in any exhibit attached hereto, the Term of this Lease shall be four (4) years, beginning on the first (lst) day of the month of February, 1997 and ending on the last day of the month of January 31, 2001, unless terminated earlier as provided in this Lease. If the Commencement Date is a date other than the date set forth in this Article 3.01, Landlord and Tenant will promptly enter into an amendment of lease agreement, prepared by Landlord, stipulating the actual Commencement Date of the Term.


3.02 Early Occupancy. If Tenant begins to conduct business in all or any portion of the Premises before the Commencement Date, which Tenant shall not be permitted to do without obtaining the prior written consent of Landlord, Tenant shall pay to Landlord on the Commencement Date, Rent in respect thereof for the period from the date Tenant begins to conduct business therein to the Commencement Date, which Rent shall be that proportion of Rent for one calendar year (consisting of Annual Rent at the rate payable by Tenant during the first year of the Term, together with Occupancy Costs and Other Charges hereunder) which the number of days in such period bears to 365. Except where clearly inappropriate, the provisions of this Lease shall be applicable during such period and the Term shall not be affected thereby.

3.03 Delayed Possession. If for any reason Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant on or before the Commencement Date, then Tenant shall take possession of the Premises on the date (not later than thirty (30) days after the Commencement Date) when Landlord delivers possession of all the Premises, which date shall be conclusively established by notice to Tenant at least five days before such date. This Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to Tenant. Provided that such delay is not caused by or attributable to Tenant, its servants, agents or independent contractors, no Rent shall be payable by Tenant for the period prior to the date on which Landlord can so deliver possession of all of the Premises, unless Tenant elects to take possession of a portion of the Premises, whereupon Rent shall be payable in respect thereof from the date such possession is so taken.

3.04 Acceptance of Premises. Taking possession of all or any portion of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises or such portion thereof are in satisfactory condition on the date of taking possession.

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ARTICLE 4.00          RENT AND OCCUPANCY COSTS

4.01   Annual Rent.    [See Exhibit D, Article 22.00]

4.02 Occupancy Costs. Tenant shall pay to Landlord, at the times and in the manner provided in Article 4.06, the Occupancy Costs determined under Exhibit B. During Fiscal Year 1996, the annual Occupancy Costs are estimated to be $6.95 per rentable square foot.

4.03 Other Charges. Tenant shall pay to Landlord, at the times and in the manner provided in this Lease or, if not so provided, as reasonably required by Landlord, all amounts (other than those payable under Articles 4.01 and 4.02) which are payable by Tenant to Landlord under this Lease.

4.04 Payment of Rent - General. All amounts payable by Tenant to Landlord under this Lease shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided, and Landlord shall have all rights against Tenant for default in any such payment as in the case of arrears of Rent as is more particularly hereinafter provided. Rent shall be paid to Landlord, without deduction or set-off, in legal tender of the jurisdiction in which the Building is located, at the address of Landlord as set forth in the beginning of this Lease, or to such other person or at such other address as Landlord may from time to time designate in writing. Tenant's obligation to pay Rent for the entire Term shall survive the expiration or earlier termination of this Lease and is independent of any covenant or obligation of Landlord hereunder. The covenants and obligations of Landlord under this Lease are dependent upon the performance by Tenant of all of its covenants and obligations hereunder.

4.05 Annual Rent - Early Termination. If the Term ends on a day other than the last day of a calendar month, the installment of Annual Rent payable on the first day of the last calendar month of the Term shall be that proportion of the Annual Rent which the number of days from the first day of such last calendar month to and including the last day of the Term bears to 365.

4.06   Payment - Occupancy Costs.

       (a) Prior to the Commencement Date and the beginning of each Fiscal Year thereafter, Landlord shall compute and deliver to Tenant a bona fide estimate of Occupancy Costs for the appropriate Fiscal Year and without further notice Tenant shall pay to Landlord in monthly installments one-twelfth of such estimate simultaneously with Tenant's payments of Annual Rent during such Fiscal Year. Any failure by Landlord to deliver any such estimate as aforesaid shall not relieve Tenant of its obligation to pay Occupancy Costs as herein provided. If at any time it reasonably appears to Landlord that the Occupancy Costs for the current Fiscal Year will vary from Landlord's estimate then Landlord may readjust the Occupancy Costs for such Fiscal Year, not more than once per Fiscal Year, by notice delivered to

               Tenant, and subsequent payments by Tenant for such Fiscal Year will be based upon such readjusted Occupancy Costs.

         (b) Unless delayed by causes beyond Landlord's reasonable control, Landlord shall deliver to Tenant within one hundred twenty (120) days after the end of each Fiscal Year a written statement (the "Statement") setting out in reasonable detail the amount of Occupancy Costs for such Fiscal Year and certified to be correct by a representative of Landlord. If the aggregate of monthly installments of Occupancy Costs actually paid by Tenant to Landlord during such Fiscal Year differs from the amount of Occupancy Costs payable for such Fiscal Year under Article 4.02 as indicated in the Statement, then, as the case may be, Tenant shall pay the difference to Landlord or Landlord shall issue a credit to Tenant against the Rent remaining to be paid hereunder for the difference, or if no Rent then remains to be paid, refund the difference to Tenant, without interest, within thirty (30) days after the date of delivery of the Statement.

         (c) If Tenant disagrees with the accuracy of Occupancy Costs as set forth in the Statement or in any adjustment thereto made by Landlord pursuant to Article 4.06(d), Tenant shall be required to give Landlord written notice thereof within thirty (30) days after the date Landlord gives Tenant the Statement or notice of adjustment thereto, as the case may be, or Tenant shall conclusively be deemed to have accepted the accuracy of the Statement, or modification thereto, as the case may be, and to have waived any right to claim any readjustment in connection therewith. If Tenant so disagrees with the Statement, or modification thereto, as the case may be, and gives such notice to Landlord, Tenant shall nevertheless make payment in accordance with any notice given by Landlord, but the disagreement shall be referred by Landlord for prompt decision by a public accountant, architect, insurance broker or other professional consultant selected by Landlord, who shall be unaffiliated with and unrelated to either Landlord or Tenant or any of their officers, directors or employees, who shall be deemed to be acting as expert(s) and not arbitrator(s), and a determination signed by the selected expert(s) shall be final and binding on both Landlord and Tenant. Any adjustment required to any previous payment made by Tenant or Landlord by reason of any such decision shall be made within thirty (30) days thereof, and the party required to make payment under such adjustment shall bear all costs of the expert(s) making such decision except where that payment represents five percent (5%) or less of the Occupancy Costs that were the subject of the disagreement, in which case Tenant shall bear all such costs.

         (d) Landlord may readjust the Occupancy Costs for a Fiscal Year, not more than once per Fiscal Year, by notice delivered to Tenant within six (6) months after the date of-delivery of the Statement.

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ARTICLE 5.00          USE OF PREMISES

5.01 Use. The Premises shall be used and occupied only as business offices for the business of Tenant as initially conducted in the Premises, or for such other purpose as Landlord may specifically authorize in writing.

5.02 Compliance with Laws. The Premises shall be used and occupied in a safe, careful and proper manner so as not to contravene any present or future governmental or quasi-govemmental laws in force or regulations or orders or the requirements of Landlord's insurance carriers. If due solely to Tenant's use of the Premises, improvements are necessary to comply with any of the foregoing or with the requirements of insurance carriers, Tenant shall pay the entire cost thereof.

5.03 Abandonment. Tenant shall not abandon the Premises or any portion thereof at any time during the Term. For purposes of this Lease, "abandonment of the Premises" shall mean Tenant's failure to occupy the Premises in accordance with the terms hereof, coupled with Tenant's failure to pay Rent in accordance with the terms hereof.

5.04 Nuisance. Tenant, its employees, agents and invitees, shall not cause or maintain any nuisance in or about the Premises, and Tenant shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat or noise.

5.05 Sale of Goods from Premises. Tenant shall not conduct or permit the conduct of any "fire", "bankruptcy", "going out of business" or auction sale in or from the Premises.


ARTICLE 6.00  SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD

6.01 Operation of Building. During the Term, Landlord shall operate and maintain the Building in accordance with all applicable laws and regulations, the requirements of Landlord's insurance carriers and standards from time to time prevailing for first-class office buildings of comparable age and character in the area in which the Building is located, and shall provide the services set out in Articles 6.02 and 6.03.

6.02     Services to Premises. Landlord shall provide in the Premises:

         (a) heat, ventilation and cooling as required for the comfortable use and occupancy of the Premises during normal business hours,

         (b) janitorial services, including window washing, provided that Tenant shall leave the Premises in a reasonably tidy condition at the end of each business day,

           (c) electric power as supplied by the local utility company for normal lighting and small business office equipment (provided, however, that Landlord shall not be required to- supply to Tenant or the Premises electrical power.which is disproportionate to that used by other tenants in the Building during normal operations such as, without limitation, electrical power to computer rooms, to above Building Standard lighting fixtures, or to supplemental air conditioning equipment),

           (d) replacement of Building Standard fluorescent tubes, light bulbs and ballasts as required from time to time as a result of normal usage, and

           (e)    maintenance, repair and replacement as set out in Article
                  6.04.

6.03    Building Service.   Landlord shall provide in the Building:

           (a) domestic running water and necessary supplies in washrooms sufficient for the normal use thereof by occupants in the Building,

           (b) access to and egress from the Premises, including elevator or escalator service if included in the Building,

           (c) heat, ventilation, cooling, lighting, electric power, domestic running water and janitorial service in those areas of the Building from time to time designated by Landlord for use during normal business hours by Tenant in common with all tenants and other persons in the Building but under the exclusive control of Landlord,

           (d) a general directory board on which Tenant shall be entitled to have its name shown, provided that Landlord shall have exclusive control thereof and of the space thereon to be allocated to each tenant, and

           (e)   maintenance, repair and replacement as set out in Article 6.04.

6.04 Maintenance, Repair and Replacement. Landlord shall operate, maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Building and for provision of Landlord's services under Articles 6.02 and 6.03 (but not including any systems, facilities or equipment in the Premises such as, without limitation, non-Building Standard items such as light fixtures and bulbs, partitioned glass, doors and frames, and non-Building Standard plumbing fixtures, such as sinks, water heaters, refrigerators, and garbage disposals, rest rooms exclusively within the Premises and supplemental air conditioning equipment, all of which Tenant shall be responsible for pursuant to Article 7.01), and shall maintain and repair the foundations, structure and roof of the Building and repair damage to the Building which Landlord is obligated to insure against under Article 9.00, provided that,

           (a) if all or part of such systems, facilities and equipment are destroyed, damaged or impaired, Landlord shall have a reasonable time in which to complete necessary repair or replacement, and during that time shall be required only to maintain such services as are reasonably possible in the circumstances,

           (b) Landlord may temporarily discontinue such services or any of them at such times as may be necessary due to causes (except lack of funds) beyond the reasonable control of Landlord,

           (c) Landlord shall use reasonable diligence in carrying out its obligations under this Article 6.04, but shall not be liable under any circumstances for any consequential damage to any person or property for any failure to do so,

           (d) no reduction or discontinuance of such services as permitted by this Lease shall be construed as an eviction of Tenant or release Tenant from any obligation of Tenant under this Lease, and

           (e) nothing contained herein shall derogate from the provisions of Article 16.00.

  6.05     Additional Services and Utilities.

           (a) If from time to time requested in writing by Tenant, and to the extent that it is reasonably able to do so, Landlord shall provide in the Premises services in addition to those set out in Article 6.02 such as, by way of example but not in limitation, heat, ventilation and cooling during times other than normal business hours, provided that Tenant shall within ten days of receipt of any invoice for any such additional service pay Landlord therefor at reasonable rates as Landlord may from time to time establish. The current charge for such service ranges from $45-00 - $65.00 per hour. Twenty-four (24) hours prior notice is requested.

           (b) Tenant shall not without Landlord's written consent install or operate in the Premises equipment (including telephone equipment or lighting) which generates sufficient heat to affect the temperature otherwise maintained in the Premises by the air conditioning system as normally operated. Landlord may install supplementary air conditioning units, facilities or services in the Premises, or modify its air conditioning system, as may in Landlord's reasonable opinion be required to. maintain proper temperature levels, and Tenant shall pay Landlord within ten (10) days of receipt of any invoice for the cost thereof, including installation, operation and maintenance expense.

           (c) If Landlord shall from time to time reasonably determine that the use of electricity or any other utility or service in the Premises is disproportionate to the use of other tenants, Landlord may separately charge Tenant for, and Tenant shall pay to Landlord, the excess costs at reasonable rates attributable to such disproportionate use together with the costs incurred by Landlord in determining that Tenant's use is disproportional. At Landlord's request, Tenant shall install and maintain, at Tenant's expense, metering devices for measuring the use of any such utility or service in the Premises.

6.06 Alterations by Landlord.    Landlord may from time to time

         (a) make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Premises where necessary or desirable to serve the Premises or other parts of the Building,

         (b) make changes in or additions to any part of the Building not in or forming part of the Premises, and

         (c)      change or alter the location of the Common Areas,

         provided that in doing so Landlord shall not unreasonably disturb or interfere with Tenant's use of the Premises and operation of its business.

6.07 Access by Landlord. Tenant shall permit Landlord to enter the Premises outside normal business hours, and during normal business hours where such will not unreasonably disturb or interfere with Tenant's use of the Premises and operation of its business, to examine, inspect and show the Premises to persons wishing to lease them or to any lender, prospective lender or purchaser of the Building or Project (as defined in Exhibit B), or any portion thereof or interest therein, to provide services or make repairs, replacements, changes or alterations as set out in this Lease, to monitor Tenant's compliance with its obligations hereunder, and to take such steps as Landlord may deem necessary or desirable for the safety, improvement or preservation of the Premises or the Building. Landlord shall whenever possible (except in an emergency) consult with or give reasonable notice to Tenant prior to such entry, but no such entry shall constitute an eviction or entitle Tenant to any abatement of Rent, or otherwise relieve Tenant of any of its obligations hereunder.

6.08 Energy, Conservation and Security. Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing it acts in accordance with a directive, policy or request of a governmental or quasi-governmental authority serving the public interest in the fields of energy, conservation or security.


ARTICLE 7.00  MAINTENANCE, REPAIR, ALTERATIONS AND IMPROVEMENTS BY TENANT

7.01 Condition of Premises. Tenant shall maintain the Premises and all improvements therein in good order and in first-class condition consistent with the Building and the premises of other tenants therein, including, but not limited to making repairs, replacements and alterations as needed, including those necessary to comply with the requirements of any governmental or quasi-governmental authority having jurisdiction.

7.02 Failure to Maintain Premises. If Tenant fails to perform any obligation under this Article 7.00, then on not less than ten (10) days notice to Tenant Landlord may enter the Premises and perform such obligation without liability to Tenant for any loss or damage to Tenant thereby incurred, and without the same constituting an eviction or entitling Tenant to any abatement of Rent or otherwise relieving Tenant from any of its obligations hereunder, and Tenant shall pay Landlord for the cost thereof, plus 15% of such cost for overhead and supervision, within ten days of receipt of Landlord's invoice therefor.

7.03 Alterations by Tenant. Tenant may from time to time at its own expense, make changes, additions and improvements in the Premises (i.e. ice maker, etc.) to better adapt the same to its business, provided that any change, addition or improvement shall

           (a) comply with the requirements of any governmental or quasi-governmental authority having jurisdiction and with the requirements of Landlord's insurance carriers,

           (b) be made only with the prior written consent of Landlord (which shall not be unreasonably withheld, provided, however, that in no event may changes be made to the structure or systems of the Building),

           (c) equal or exceed the then current standard for the Building and be performed in a good and workmanlike manner, and

           (d) be carried out only by persons selected by Tenant and approved in writing by Landlord who shall if required by Landlord deliver to Landlord, before commencement of the work, performance and payment bonds, or other evidence of financial capability satisfactory to Landlord to show the ability to pay for such change, addition or improvement, as well as proof of worker's compensation and public liability and property damage insurance coverage, with Landlord named as an additional insured, in amounts, with companies, and in a form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work will be carried out.

           Any increase in property taxes on or fire or casualtv insurance premiums for the Building attributable to such change, addition or improvements shall be bome solely by Tenant.

           Landlord acknowledges it is Tenant's intent to install, at Tenant's cost, a sink with base cabinets, water line for an icemaker, and other customary office kitchen equipment within the Premises. Tenant may do so, provided such construction is coordinated and performed by a contractor(s) acceptable to Landlord subject to the requirements and procedures, as set forth in this Lease, including all applicable Building codes. Additionally, Tenant may install a card-key access system at its entrance of its Premises which is compatible with the Building systems and monitored by Landlord's Central Operations at rates set by Landlord from time to time.

7.04 Trade Fixtures and Personal Property. Tenant may install in the Premises its usual trade fixtures and personal property in a proper, lawful and workmanlike manner, without causing damage to the Premises, provided that no such installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building. If Tenant is not then in default hereunder, trade fixtures and personal property installed in the Premises by Tenant may, at Tenant's sole expense, be removed from the Premises

      (a) from time to time in the ordinary course of Tenant's business or in the course of reconstruction, renovation or alteration of the Premises by Tenant, and

      (b)  during a reasonable period prior to the expiration of the Term,

      provided that Tenant promptly repairs at its own expense any damage to the Premises or Building resulting from such installation and removal.

7.05 Mechanic's Liens. Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord's interest in the Land or Building or any part thereof, shall keep the title to the Land or Building and every part thereof free and clear of any lien or encumbrance in respect of such work, and shall indemnify and hold harmless Landlord against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, a6sing out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and which affects the title to the Land or Building or any part thereof, and shall cause the same to be removed within five (5) days, failing which Landlord may take such action as Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord. Tenant shall permit Landlord to post a notice on the Premises as may be contemplated by applicable law, as amended from time to time, or any comparable or other statutory provision for protection of the Building and the Project and Landlord's interest therein from mechanic's or other liens and to take all other actions Landlord may desire for Landlord.

7.06 Signs. Any sign, lettering, decal or design of Tenant placed in or upon the Premises which is visible from the exterior of the Premises shall be at Tenant's expense and subject to approval by Landlord (in Landlord's sole discretion), shall conform to the uniform pattern of identification signs for tenants in the Building as prescribed by Landlord from time to time and shall be removed, and the surface it was located upon repaired and restored to the condition it was in prior to the installation of the same, by Tenant at its sole expense at or prior to the expiration of the Term. Tenant shall not inscribe or affix any sign, lettering, decal or design in the Premises or Building which is visible from the exterior of the Building.


ARTICLE 8.00   TAXES

8.01 Tenant's Pro Rata Share. Tenant will reimburse Landlord for Tenant's pro rata share of Taxes (as defined in Exhibit B), as established as part of the Occupancy Costs set forth in Exhibit 6 attached hereto.

8.02 Other Tenant's Taxes. In addition to Tenants pro rata share of taxes, Tenant shall pay before delinquency every tax, assessment, license fee, excise and other charge, however described, which is imposed, levied, assessed or charged by any governmental or quasi-governmental authority having jurisdiction and which is payable in respect of the Term upon or on account of

      (a) operations at, occupancy of, or conduct of business in or from the Premises,

      (b) fixtures or personal property in the Premises which do not belong to Landlord, and

      (c) the Rent paid or payable by Tenant to Landlord for the Premises or for the use and occupancy of all or any part thereof,

      provided that if Landlord so elects by notice to Tenant, Tenant shall add any amounts payable under this Article 8.02 to the monthly installments of Annual Rent payable under Article 4.01 and Landlord shall remit such amounts to the appropriate authorities.

8.03 Right to Contest. Tenant shall have the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge which it is responsible to pay under Article 8.02, and to withhold payment of the same during the pendency of such contest, provided that no contest by Tenant may involve the possibility of forfeiture, sale or disturbance of Landlord's interest in the Premises, that Tenant provides to Landlord security for the taxes contested by Tenant adequate in the opinion of Landlord, and that, upon the final determination of any contest by Tenant, Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest.

ARTICLE 9.00   INSURANCE

9.01 Landlord's Insurance. During the Term, Landlord shall maintain at its own expense (subject to contribution by Tenant of its pro rata share of Occupancy Costs under Article 4.02) liability insurance, fire insurance with extended coverage, boiler and pressure vessel insurance, and other insurance on the Building and all property and interest of Landlord in the Building with coverage and in amounts deemed reasonable by Landlord from time to time. Policies for such insurance shall waive, to the extent available from Landlord's carrier(s) at no additional cost to Landlord, any right of subrogation against Tenant and all individuals and entities for whom Tenant is responsible in law.

9.02 Tenant's Insurance. During the Term, Tenant shall maintain at its own expense

      (a) fire insurance with extended coverage and water damage insurance, in amounts sufficient to fully cover Tenant's improvements, fixtures and property in the Premises, and

      (b) liability insurance, with blanket contractual liability coverage with Landlord named as an additional insured, against claims for death, personal injury and property damage in or about the Premises, in amounts which are from time to time acceptable to a prudent tenant in the community in which the Building is located and satisfactory to Landlord but not less than $2,000,000 for death, illness or injury to one or more persons, and $500,000 for property damage, in respect of each occurrence.

           Policies for such insurance shall be in a form and with an insurer reasonably acceptable to Landlord, shall require at least fifteen days written notice to Landlord of termination or material alteration during the Term, and shall waive any right of subrogation against Landlord and all individuals and entities for whom Landlord is responsible in law and shall contain coverage for blanket contractual liability to cover indemnities included in this agreement. Tenant shall deliver to Landlord on the Commencement Date and on each anniversary thereof, evidence satisfactory to Landlord of such policies and that all premiums thereon have been paid and that the policies are in full force and effect.


ARTICLE 10.00  INJURY TO PERSON OR PROPERTY

10.01 Indemnity by Tenant. Tenant shall indemnify and hold harmless Landlord (and if Landlord requests, defend Landlord with counsel reasonably acceptable to Landlord) from and against all liabilities, obligations, losses, damages, fines, penalties, demands, claims, causes of action, judgments, costs and expenses, including, without limitation, attorneys' fees, which may be imposed on or incurred, suffered or paid by or asserted against Landlord or the Building or any interest therein, arising from or by reason of or in connection with:

      (a) the use, non-use, possession, occupation, condition, operation or maintenance of the Premises by Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

      (b) any negligent or tortious act on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

      (c) any accident, injury, death or damage to any person or property occurring in, on or about the Premises;

      (d) any theft, loss or damage to, however caused, to books, records, data or information (computer generated or otherwise), files, money, securities, negotiable instruments or papers in or about the Premises;

      (e) any loss or damage resulting from Tenant's negligent or willful interference with or obstruction of deliveries to or from the Premises;

      any pollutant, toxic or hazardous material, substance or waste, or any other material which may adversely affect the environment, whether or not now recognized to have such to effect, which Tenant, its employees, agents, contractors or invitees bring upon, keep, use or locate in, on or about the Building, or any release or disposal of any such material, substance or waste in, on, about or from the Building by any of the foregoing; and

      (g) any failure on the part of the Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or with which to be complied.

      Nothing contained in this Article 10.01 shall be deemed to require Tenant to indemnify Landlord to any extent prohibited by law.

10.02 Subrogation. The provisions of this Article 10.00 shall not abrogate or impair the waiver of any right of subrogation against Tenant in Landlord's insurance under Article 9.01 and the waiver of any right of subrogation against Landlord in Tenant's insurance under Article 9.02.


ARTICLE 11.00  ASSIGNMENT AND SUBLETTING

11.01 Assignment. Tenant, if not then in default under this Lease and with Landlord's prior written consent, may assign this Lease, subject to Articles 11.03 and 11.04, to any assignee who, in Landlord's sole opinion, will not be inconsistent with the character of the Building and its other tenants, will use the Premises in a manner consistent with Article 5 thereof, has the financial capability of complying with the then remaining obligations of Tenant hereunder and who otherwise meets such other standards as Landlord may determine in its reasonable discretion. Without limiting the foregoing, if Tenant is not then in default under this Lease, Tenant, with Landlord's prior written consent, which shall not be unreasonably withheld, may assign this Lease to an entity controlling, controlled by or under common control with Tenant. For purposes of this
      Article 1 1.01, $$control" means the direct or indirect ownership of more than fifty percent (50%) of an entity's equity.

11.02 Subleasing. Tenant, if not then in default under this Lease and with Landlord's prior written consent and subject to Articles 11.03 and 11.04, may sublet all or any part of the Premises to a sublessee who, in Landlord's sole opinion, will not be inconsistent with the character of the Building and its other tenants, will use the Premises in a manner consistent with Article 5 thereof, has the financial capability of complying with its obligations set forth in the sublease and who otherwise meets such other standards as Landlord may determine in its reasonable discretion. Without limiting the foregoing, if Tenant is not then in default under this Lease, Tenant, with Landlord's prior written consent, which shall not be unreasonably withheld, may sublet all or a part of the Premises to an entity controlling, controlled by or under common control with Tenant. For purposes of this Article 11.02, "control" means the direct or indirect ownership of more than fifty percent (50%) of an entity's equity.

11.03 First Offer to Landlord. If Tenant wishes to sublet all or any part of the Premises to a named third party, Tenant shall first offer in writing to sublet to Landlord on the Same terms and conditions as provided in this Lease except this Article 1 1.00, and for the same Rent as provided @his Lease or the rent offered to that third party if lower. If Tenant wishes to assign this Lease (except as set out in Article 11.01) to a named third party, Tenant shall first offer to Landlord in writing to surrender this Lease on the effective date of the proposed assignment by Tenant. Landlord will have fifteen (15) days from the receipt of Tenant's offer either to accept or reject it. If Landlord accepts the offer, Tenant will then execute and deliver to Landlord, or to any party designated or named by Landlord, an assignment or sublease, as the case may be, in either case in form and substance reasonably satisfactory to Landlord.

11.04 Limitation. Except as specifically provided in this Article 1 1.00, Tenant shall not assign or transfer this Lease or any interest therein or sublet or in any way part with possession of all or any part of the Premises, or permit all or any part of the Premises to be used or occupied by any other person. Any assignment, transfer or subletting or purported assignment, transfer or subletting except as specifically provided herein shall be null and void and of no force and effect without limiting Landlord's right to approve or disapprove any assignment or sublease pursuant to Articles 1
      1.01 and 11.02 hereof. Landlord shall not be required to consent to an assignment of this Lease or a sublease of all or part of the Premises by Tenant to, or the use or occupancy of all or part of the Premises by, any tenant in a building in the same city in which the Building is located and which is owned or managed by Landlord or any affiliate of Landlord, or any tenant to whom Landlord or an affiliate of Landlord has then made an outstanding offer to lease space in any such building, or at rental rates less than ninety percent (90%) of the lowest "as-is" current market rental rate for the Building as established by Landlord. The rights and interests of Tenant under this Lease shall not be assignable by operation of law without Landlord's written consent, which consent may be withheld in Landlord's absolute discretion. Tenant shall pay to Landlord immediately upon receipt by Tenant from time to time (a) all revenue from any approved assignment, or (b) all revenue from any approved sublease less an amount equal to the sum of all Annual Rent and Occupancy Costs payable by Tenant to Landlord under this Lease in respect of the Premises being subleased for the period of time to which such revenue under such sublease relates. All such amounts shall constitute Rent and be subject to all terms and provisions of this Lease, including, without limitation, Article 19 hereof. Upon Landlord's approval of any assignment, use or occupation, Tenant shall pay to Landlord a reasonable charge to cover Landlord's administrative costs in connection with that approval.

11.05 Tenant's Obligations Continue. No assignment, transfer or subletting (or use or occupation. of the Premises by any other person) which is permitted under this Article 1 1.00 shall in any way release or relieve Tenant of its obligations under this Lease.

11.06 Subsequent Assignments. Landlord's consent to an assignment, transfer or subletting (or use or occupation of the Premises by any other person) shall not be deemed to be a consent to any subsequent assignment, transfer, subletting, use or occupation, all of which shall be permitted only in accordance with the provisions of this Article 1 1.00.


ARTICLE 12.00  SURRENDER

12.01 Possession. Upon the expiration or other termination of the Term, all right, title and interest of Tenant in the Premises shall cease. Upon such expiration or other termination, Tenant shall immediately quit and surrender possession of the Premises in substantially the condition in which Tenant is required to maintain the Premises excepting only reasonable wear and tear, or if and to the extent Landlord requires, remove all improvements and fixtures from the Premises or any part of the Building not forming a part of the Premises and repair any damage caused by such removal whether or not the removal is at Landlord's request, all in accordance with the provisions of Article 7.00.

12.02 Trade Fixtures, Personal Property and Improvements. After the expiration or other termination of the Term, all of Tenant's trade fixtures, personal property and improvements remaining in the Premises shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to compensate Tenant or to account therefor, and Tenant shall pay to Landlord on written demand all costs incurred by Landlord in connection therewith.

12.03 Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, and shall at Landlord's option terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option hereunder shall be exercised by notice to Tenant and all known sublessees or subtenants in the Premises or any part thereof.

12.04 Payments After Termination or Notice. No payments of money by Tenant to Landlord after the expiration or other termination of the Term or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suit or any judgment theretofore obtained.


ARTICLE 13.00  HOLDING OVER

13.01 Month-to-Month Tenancy. If with Landlord's prior written consent, which may be withheld in Landlord's sole discretion, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the Premises on a month-to-month tenancy only, at a monthly rental equal to one hundred twenty-five percent (125%) of the Rent as determined in accordance with Article
      4.00 or such other rental as is stated in such written consent, and such month-to-month tenancy may be terminated by Landlord or Tenant on the last day of any calendar month by delivery of at least thirty (30) days advance notice of termination to the other.

13.02 Tenancy at Sufferance. If without Landlord's written consent, which may be withheld in Landlord's sole discretion, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall have committed an unlawful detention of the Premises and Landlord shall be entitled to all rights and remedies available at law or equity as a result thereof', provided, however, that if at any time after the expiration or termination of the Term, Landlord so notifies the Tenant in writing, Tenant shall be deemed to be occupying the Premises upon a tenancy at sufferance only, at a monthly rental equal to three (3) times the Rent determined in accordance with Article 4.00. Such tenancy at sufferance may be terminated by Landlord at any time by notice of termination to Tenant, and by Tenant on the last day of any calendar month by at least thirty (30) days advance notice of termination to Landlord. Notwithstanding the foregoing, Landlord shall also be entitled to such other remedies and damages provided under this Lease or at law as a result of such tenancy at sufferance.

13.03 General. Any month-to-month tenancy or tenancy at sufferance hereunder shall be subject to all other terms and conditions of this Lease except any right of extension and nothing contained in this Article 13.00 shall be construed to limit or impair any of Landlord's rights of re-entry or eviction or constitute a waiver thereof.


ARTICLE 14.00  RULES AND REGULATIONS

14.01 Purpose. The Rules and Regulations in Exhibit C have been adopted by Landlord for the safety, benefit and convenience of all tenants and other persons in the Building.

14.02 Observance. Tenant shall at all times comply with, and shall cause its employees, agents, licensees and invitees to comply with, the Rules and Regulations from time to time in effect.

14.03 Modification. Landlord may from time to time, for the purposes set out in
      Article 14.01, amend, delete from, or add to the Rules and Regulations, provided that any such modification

           (a) shall not be inconsistent with any other provision of this Lease,

           (b) shall be reasonable and have general application to all similarly situated tenants in the Building, and

           (c) shall be effective only upon delivery of a copy thereof to Tenant at the Premises.

14.04 Non-Compliance. Landlord shall use reasonable efforts to secure compliance by all tenants and other persons with the Rules and Regulations from time to time in effect, but shall not be responsible to Tenant for failure of any person to comply with such Rules and Regulations nor shall any such failure relieve Tenant of its obligation to comply with the Rules and Regulations.


ARTICLE 15.00  EMINENT DOMAIN

15.01 Taking of Premises. If during the Term, all of the Building or the Premises is permanently taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises (the "date of such taking").

15.02 Partial Taking of Building. If during the Term, only part of the Building is taken or purchased as set out in Article 15.01, then

      (a) if in the reasonable opinion of Landlord, substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, Landlord shall have the right to terminate this Lease by giving Tenant at least thirty (30) days written notice of such termination, which notice shall be given within thirty (30) days after the date of such taking, and

      (b) if more than one-third (1/3) of the number of square feet in the Premises is included in such taking or purchase, and Landlord is unable to provide Tenant with comparable replacement premises in the Project, Tenant shall have the right to terminate this Lease by giving at least thirty (30) days written notice thereof, which notice shall be given within thirty (30) days after the date of such taking, if in Tenant's reasonable judgement, the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking.

      If either party exercises its right of termination hereunder, this Lease shall terminate on the date stated in the notice, provided, however, that no termination pursuant to notice hereunder may occur later than sixty
      (60) days after the date of such taking.

15.03 Surrender. On any such date of termination under Article 15.01 or 15.02, Tenant shall immediately surrender to Landlord the Premises and all interests therein under this Lease. Landlord may re-enter and take possession of the Premises and remove Tenant therefrom, and the Rent shall no longer accrue from the date of termination, except that if a portion of the Premises is included as a part of such taking, then that portion of the Rent attributable to such portion, determined by Landlord pro rata based on the number of rentable square feet contained within such portion, shall no longer accrue from the date of such taking. After such termination, and on notice from Landlord stating the Rent then owing, Tenant shall forthwith pay Landlord such Rent.

15.04 Partial Taking of Premises. If any portion of the Premises (but less than the whole thereto is so taken, and no rights of termination herein conferred are timely exercised, the Term of this Lease shall expire with respect to the portion so taken on the date of such taking. In such event, the Rent payable hereunder with respect to such portion so taken shall no longer accrue from such date, and the Annual Rent and Occupancy Costs thereafter payable with respect to the remainder not so taken shall be adjusted pro rata by Landlord in order to account for the resulting reduction in the number of square feet in the Premises.

15.05 Awards. Upon any such taking or purchase, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements subject to the rights of any mortgagee of Landlord's interest in the Land or the Building as their respective interests may appear, and Tenant shall not have or advance any claim against Landlord or the condemning authority for the value of its property or its leasehold estate or the unexpired Term of this Lease, or, except as otherwise permitted in the next sentence, for costs of removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account from the condemning authority any award or compensation attributable to the taking or purchase of Tenant's chattels or trade fixtures or attributable to Tenant's relocation expenses provided that any such separate claim by Tenant shall not reduce or adversely affect the amount of Landlord's award. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.


ARTICLE 16.00  DAMAGE BY FIRE OR OTHER CASUALTY

16.01 Limited Damage to Premises. If all or part of the Premises are rendered untenantable by damage from fire or other casualty which in Landlord's sole opinion can be substantially repaired under applicable laws and governmental regulations within two hundred seventy (270) days from the later to occur of (a) the date of such casualty (employing normal construction methods without overtime or other premium) or (b) the date on which Landlord receives the insurance proceeds relating to such casualty, Landlord shall, but only to the extent that sufficient insurance proceeds are available therefor (and subject to the rights of any mortgagee of the Land or the Building in and to such insurance proceeds), repair such damage other than damage to improvements, furniture, chattels or trade fixtures which do not belong to Landlord, which shall be repaired forthwith by Tenant at its own expense.

16.02 Major Damage to Premises. If all or part of the Premises are rendered untenantable by damage from fire or other casualty which in Landlord's sole opinion, as set forth in a written notice given to Tenant, cannot be substantially repaired under applicable laws and governmental regulations within two hundred seventy (270) days from the later to occur of (a) the date of such casualty (employing normal construction methods without overtime or other premium) or (b) the date on which Landlord receives the insurance proceeds relating to such casualty, then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not more than ten (10) days after Landlord gives Tenant such written notice, failing which Landlord shall, but only to the extent that sufficient insurance proceeds are available therefor (and subject to the rights of any mortgagee of the Land or the Building in and to such insurance proceeds), repair such damage other than damage to improvements, furniture, chattels or trade fixtures which do not belong to Landlord, which shall be repaired forthwith by Tenant at its own expense.

16.03 Abatement. If Landlord elects to repair damage to all or part of the Premises under Articles 16-01 or 16.02, the Annual Rent and Occupancy Costs payable by Tenant hereunder shall be proportionately reduced based on the number of square feet within the Premises which are thereby rendered untenantable from the date of such casualty until five (5) days after completion by Landlord of the repairs to the Premises (or the part thereof rendered untenantable) or until Tenant again uses the Premises (or the part thereof rendered untenantable) in its business, whichever first occurs.

16.04 Major Damage to Building. If all or a substantial part (whether or not including the Premises) of the Building is rendered untenantable by damage from fire or other casualty to such a material extent that Landlord determines not to repair the same, Landlord may elect to terminate this Lease as of the date of such casualty (or on the date of notice if the Premises are unaffected by such casualty) by written notice delivered to Tenant not more than sixty (60) days after the date of such casualty. If Landlord elects not to terminate this Lease, Landlord shall, but only to the extent that sufficient insurance proceeds are available therefor (and subject to the rights of any mortgagee of the Land or the Building in and to such insurance proceeds), commence repair of the damaged portion of the Building, and the Lease shall remain in full force and effect in accordance with its terms, subject to Article 16.03 above.

16.05 Limitation on Landlord's Liability. Except as specifically provided in this Article 16.00, there shall be no reduction of Rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building or the Premises. Notwithstanding anything contained herein, Rent payable by Tenant hereunder shall not be abated under Article 16.03 if the damage is caused by any act or omission of Tenant, its agents, servants, employees or any other person entering upon the Premises under express or implied invitation of Tenant.

16.06 Demolition or Substantial Renovation. Notwithstanding anything contained in this Lease, Landlord may terminate this Lease at any time by giving Tenant written notice thereof at least twelve (12) months prior to the effective date of termination if, at the date of the notice, it is Landlord's intention to demolish or substantially renovate the Building.

ARTICLE 17.00            TRANSFERS BY LANDLORD

17.01 Sale, Conveyance and Assignment. Nothing in this Lease shall restrict the right of Landlord to sell, convey, assign or otherwise deal with the Building, subject only to the rights of Tenant under this Lease.

17.02 Effect of Sale, Conveyance, or Assignment. A sale, conveyance or assignment of the Building shall operate to release Landlord from liability from and after the effective date thereof upon all of the covenants, terms and conditions of this Lease, express or implied, except as such may relate to the period prior to such effective date, or a condition in existence prior to such effective date, and effective as of such effective date, Tenant shall look solely to Landlord's successor in interest in and to this Lease with respect to liability originating on and after such effective date. This Lease shall not be affected by any such sale, conveyance or assignment, and Tenant shall immediately and automatically attorn to Landlord's successor in interest thereunder. Such attornment shall be effective and self-operative upon Landlord's sale, conveyance or assignment of the Building, without the execution of any further instruments or the undertaking of any further acts.

17.03 Subordination. This Lease is and shall be subject and subordinate in all respects to all mortgages or deeds of trust and assignments of leases and rents now or hereafter encumbering the Building or Land and to all extensions, amendments, modifications, supplements, consolidations, extensions, revisions and replacements thereof and to all advances made or hereafter made upon the security thereof. However, a holder of any mortgage or deed of trust may elect to subordinate, in whole or in part, by an instrument in form and substance satisfactory to the holder, the mortgage or deed of trust to this Lease.

17.04 Attornment. Subject to Article 17.05, if the Building is transferred to any person or entity (herein called "Purchaser") by reason of foreclosure or other proceedings for enforcement of a mortgage or deed of trust, or by delivery of a deed in lieu of such foreclosure or other proceedings, or if the rights under any assignment of leases and rents are exercised by the holder thereof, Tenant shall immediately and automatically attorn to Purchaser or the holder of the assignment of leases and rents, as the case may be.

17.05 Non-disturbance. No attornment under Article 17.04 shall be effective unless (and until):

       (a) the holder of the mortgage or deed of trust has subordinated, in whole or in part, the mortgage or deed of trust to this Lease, or

       (b) Purchaser delivers to Tenant a written undertaking, in a form satisfactory to Purchaser, binding upon Purchaser and enforceable by and for the benefit of Tenant under applicable law, that this Lease and Tenant's rights hereunder shall continue undisturbed while Tenant is not in default despite such enforcement proceedings and transfer.

17.06 Effect of Attomment. Upon attomment under Article 17.04, this Lease shall continue in full force and effect as a direct lease between Purchaser (or the holder of the assignment of leases and rents if applicable) and Tenant, upon all of the same terms, conditions and covenants as are set forth in this Lease except that, after such attomment, Purchaser (or the holder of the assignment of leases and rents if applicable) shall not be

       (a) subject to any offsets or defenses which Tenant might have against Landlord, or

       (b) bound by any prepayment by Tenant of more than one month's installment of Rent, or by any previous modification of this Lease, unless such prepayment or modification shall have been approved in writing by, in the case of a transfer in connection with a foreclosure, deed in lieu of foreclosure or other proceedings relating to any such mortgage or deed of trust, the mortgagee of Landlord's interest in the Land or Building, by Purchaser or by any predecessor in interest except Landlord or, in the case of the exercise of the rights under any assignment of leases and rents, by the holder of such assignment of leases and rents, or

       (c) subject to the obligations hereunder except, in the case of a transfer in connection with a foreclosure, deed in lieu of foreclosure or other proceedings relating to any such mortgage or deed of trust, during the period of Purchasees ownership of the Building or Land, or

       (d) liable for any previous act or omission by Landlord under this Lease, or

       (e) obligated with respect to any security deposit under this Lease unless such security deposit has been physically delivered to Purchaser or holder of any assignment of leases and rents, as the case may be, or

       (f) bound or liable under any provisions in this Lease whereby Landlord assumed the obligations of Tenant covering space in other buildings.

17.07 Execution of Instruments. The subordination and attomment provisions of this Article 17.00 shall be self-operating and (except as specifically required in Article 17.03) no further instrument shall be necessary. Nevertheless Tenant, on request by and without cost to Landlord or any successor in interest, shall execute and deliver any and all instruments further evidencing such subordination and (where applicable hereunder) aftomment.

ARTICLE 18.00            NOTICES, ACKNOWLEDGEMENTS, AUTHORITIES FOR
                         ACTION

18.01 Notices. All notices, demands, billings, consents or other instruments or communications provided for under this Lease shall be in writing, signed by the party giving the same, and shall be deemed property given and received (a) when actually hand delivered and received or (b) three business days after placement in the United States mail, if sent by registered or certified mail, postage prepaid, or (c) the business day following delivery to an overnight carrier service, if such courier service obtains a written acknowledgement of receipt, addressed, if to Tenant, at the Premises (whether or not Tenant has departed from, vacated or abandoned the same) and, if to Landlord, at the address set forth in the first paragraph of this Lease, or at such other address as either party may notify the other of in writing in the manner provided in this
       Article 18.01.

18.02 Acknowledgements. Tenant shall at any time and from time to time, within ten (10) days after Landlord's written request, execute, acknowledge and deliver a written statement, with the form and substance of such notice and the party or parties to whom it is addressed to be determined by Landlord, ratifying this Lease and, except as otherwise noted by Tenant in the statement, certifying as to the truth or untruth of the matters as are set forth in such statement. Any such statement may be relied upon by any prospective transferee or encumbrancer of all or any portion of the Building or any assignee of any such persons. If Tenant fails to timely deliver such statement, Tenant shall be deemed to have acknowledged, and Tenant hereby appoints Landlord its attorney-in-fact to acknowledge a statement to the effect, that this Lease is in full force and effect, without modification except as may be represented by Landlord, and that there are no uncured defaults in Landlord's performance.

18.03 Authorities for Action. Landlord may act in any matter provided for herein by -its property manager, or any of its officers or general partners and any other person who shall from time to time be designated by Landlord by notice to Tenant. Tenant shall designate in writing one or more persons to act on its behalf in any matter provided for herein and may from time to time change, by notice to Landlord, such designation. In the absence of any such designation, the person or persons executing this Lease for

       Tenant shall be deemed to be authorized to act on behalf of Tenant in any matter provided for herein.

ARTICLE 19.00       TENANTS DEFAULT AND LANDLORD'S REMEDIES

19.01 Interest and Costs. Tenant shall pay monthly to Landlord interest at a rate equal to the lesser of 2% per month or the maximum rate permitted by applicable law, on all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied. Tenant shall indemnify Landlord against all costs and charges (including legal fees) lawfully and reasonably incurred in enforcing payment thereof, and in obtaining possession of the Premises after default of Tenant or upon expiration or earlier termination of the Term of this Lease, or in enforcing any covenant, proviso or agreement of Tenant herein contained.

19.02 Events of Default. Each of the following events will constitute a material breach by Tenant and an "Event of Default" under this Lease:

       (a) Failure to Pay Rent. Tenant fails to pay Annual Rent, Occupancy Costs or any Other Charges payable by Tenant under the terms of this Lease when due, and such failure continues for five (5) days after written notice from Landlord to Tenant of such failure; provided that with respect to Annual Rent and Occupancy Costs, Tenant will be entitled to only two (2) notices of such failure during any calendar year and if, after two (2) such notices are given in any calendar year, Tenant fails, during such calendar year, to pay any such amounts when due, such failure will constitute an Event of Default without further notice by Landlord or additional cure period.

       (b) Failure to Perform Other Obligations. Tenant breaches or fails to comply with any other provision of this Lease applicable to Tenant, and such breach or noncompliance continues for a period of ten (10) days after notice by Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such ten (10) day period, Tenant does not in good faith commence to cure such breach or noncompliance within such ten (10) day period, or does not diligently complete such cure within thirty (30) days after such notice from Landlord. However, if such breach or noncompliance causes or results in (i) a dangerous condition on the Premises or Building, (ii) any insurance coverage carried by Landlord or Tenant with respect to the Premises or Building being jeopardized, or (iii) a material disturbance to another tenant, then an Event of Default will exist if such breach or noncompliance is not cured as soon as reasonably possible after notice by Landlord to Tenant, and in any event is not cured within twenty (20) days after such notice. For purposes of this Article 19.02(b), financial inability will not be deemed a reasonable ground for failure to immediately cure any breach of, or failure to comply with, the provisions of this Lease.

       (c) Abandonment of Premises. Tenant abandons all of the Premises, as defined in Article 5.03.

       (d) Transfer of Interest Without Consent. Tenant's interest under this Lease or in the Premises is transferred or passes to, or devolves upon, any other party in violat@ of Article 11.00.

       (e) Execution and Attachment Against Tenant. Tenant's interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within ten (10) days after levy.

       (f) Bankruptcy or Related Proceedings. Tenant files a petition in bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency laws, or voluntarily takes advantage of any such laws by answer or otherwise, or dissolves or makes an assignment for the benefit of creditors, or involuntary proceedings under any such laws or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for the Premises or for all or substantially all of Tenant's property, and such proceedings are not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment.

19.03 Landlord's Remedies. Time is of the essence. If any Event of Default occurs, Landlord will have the right, at Landlord's election, then or at any later time, to exercise any one or more of the remedies described below. Exercise of any of such remedies will not prevent the concurrent or subsequent exercise for any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

       (a) Cure by Landlord. Landlord may, at Landlord's option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord deems necessary or desirable to cure any Event of Default in such manner and to such extent as Landlord deems necessary or desirable. Landlord may do so without additional demand on, or additional written notice to Tenant and without giving Tenant an additional opportunity to cure such an Event of Default. Tenant covenants and agrees to pay Landlord, upon demand, all advances, costs and expenses of Landlord in connection with making any such payment or taking any such action, including reasonable attorney's fees, together with interest at the rate described in Article 19.01 from the date of payment of any such advances, costs and expenses by Landlord.

       (b) Termination of Lease and Damages. Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. Tenant will remain liable to Landlord for damages in an amount equal to the Annual Rent, Occupancy Costs and Other Charges which would have been owing by Tenant for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such recovery of possession or reletting. Landlord will be entitled to collect and receive such damages from Tenant on the days on which the Annual Rent, Occupancy Costs and Other Charges would have been payable if this Lease had not been terminated. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Annual Rent, Occupancy Costs and Other Charges for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the rate described in Article 19.01), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the termination date; plus
            (ii) the present value at the time of termination (calculated at the Prime Rate of the Norwest Bank Denver, N.A. or its successor on the termination date) of the amount, if any, by which (A) the aggregate of the Annual Rent, Occupancy Costs, and all Other Charges- payable by Tenant under this Lease that would have accrued for the balance the Term after termination (with respect to Occupancy Costs, such aggregate will be calculated by assuming that Occupancy Costs for the Fiscal Year in which termination occurs and for each subsequent Fiscal Year remaining in the Term of this Lease had not been terminated will increase by 8% per year over the amount of Occupancy Costs for the prior Fiscal Year), exceeds (B) the amount of such Annual Rent, Occupancy Costs and Other Charges which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award the amount, if any, of such Annual Rent, Occupancy Costs and Other Charges which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of Rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to new tenant; plus (iii) interest on the amount described in (ii) above from the termination date to the date of the award at the rate described in Article 19.01.

       (c) Repossession and Reletting. Landlord may reenter and take possession of all or any part of the Premises, without additional demand or notice, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions. No such. reentry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in such notice. After recovering possession of the Premises, Landlord may, from time to time, but will not be obligated to, relet all or any part of the Premises for Tenant's account, for such term or terms and on such conditions and other terms as Landlord, in its discretion, determines. Landlord may make such repairs, alterations or improvements as Landlord considers appropriate to accomplish such reletting, and Tenant will reimburse Landlord upon demand for all costs and expenses, including attorneys' fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord will in no way be responsible or liable for any failure to relet the Premises or for any inability to collect any rent due upon such reletting. Regardless of Landlord's recovery of possession of the Premises, Tenant will continue to pay on the dates specified in this Lease, the Annual Rent, Occupancy Costs, and Other Charges which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to
            (i) all unpaid Annual Rent, Occupancy Costs and Other Charges for any period prior to the repossession date (including interest from the due date to the date of the award at the rate described in
            Article 19.01), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the repossession date; plus (ii) the present value at the time of repossession (calculated at the Prime Rate of the Norwest Bank Denver, N. A. or its successor on the repossession date) of the amount, if any, by which (A) the aggregate of the Annual Rent, Occupancy Costs and all Other Charges payable by Tenant-under this Lease that would have accrued for the balance of the Term after repossession (with respect to Occupancy Costs, such aggregate will be calculated by assuming that Occupancy Costs for the Fiscal Year in which repossession occurs and for each subsequent Fiscal Year remaining in the Term if Landlord had not repossessed the Premises will increase by 8% per year over the amount of Occupancy Costs for the prior Fiscal Year), exceeds (B) the amount of such Annual Rent, Occupancy Costs and Other Charges which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, the amount, if any, of such Annual Rent, Occupancy Costs and Other Charges which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of Rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus (iii) interest on the amount described in (ii) above from the repossession date to the date of the award at the rate described in
            Article 19.01.

       (d) Bankruptcy Relief. Nothing contained in this Lease will limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, under this Lease.

19.04 Effect on Subleases. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

ARTICLE 20.00            BANKRUPTCY

20.01  Bankruptcy.

       (a) In the event a petition is filed by or against Tenant under the Bankruptcy Code, Tenant, as debtor and debtor in possession, and any trustee who may be appointed, agree to adequately protect Landlord as follows:

            (i) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Rent due pursuant to this Lease; and

            (ii) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction; and

            (iii) to determine within sixty (60) days after the filing of such petition whether to assume or reject this lease; and

            (iv) to give Landlord at least thirty (30) days prior written notice, unless a shorter notice period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease; and

            (v) to give at least thirty (30) days prior written notice of any vacation or abandonment (including any vacation or abandonment specifically described in Article 5.03) of the Premises, any such vacation or abandonment to be deemed a rejection of this Lease; and

            (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code.

       Tenant shall be deemed to have rejected this Lease in the event of the failure to comply wit any of the above.

(b) If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows:

             to cure each and every existing breach by Tenant within not more than ninety (90) days of assumption of this Lease; and

       (ii) to compensate Landlord for any actual pecuniary loss resulting from any existing breach, including without limitation, Landlord's reasonable costs, expenses and attorney's fees incurred as a result of the breach, as determined by a court of competent jurisdiction, within ninety (90) days of assumption of this Lease; and

       (iii) in the event of an existing breach, to provide adequate assurance of Tenant's future performance, including without limitation:

             (A) the deposit of an additional sum equal to three (3) months' Rent to be held (without any allowance for interest thereon) to secure Tenant's obligations under the Lease; and

             (B) the production to Landlord of written cumentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease; and

             (C) assurances, in a form acceptable to Landlord, as may be required under any applicable provision of the Bankruptcy Code; and

       (iv)  the assumption will not breach any provision of this Lease; and

       (v) the assumption will be subject to all of the provisions of this Lease unless the prior written consent of Landlord is obtained; and

       (vi) the prior written consent to the assumption of any mortgagee or ground lessor to which this Lease has been assigned as collateral security is obtained.

       (c) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept any assignment of this lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth:

                  the name and address of such person,

             (ii)  all the terms and conditions of such offer, and

             (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including without limitation, the assurances referred to in any applicable provision of the Bankruptcy Code,

              shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten
              (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. The adequate assurance to be provided Landlord to assure the assignee's future performance under the Lease shall include without limitation:

              (A) the deposit of a sum equal to three (3) months' Rent to be held (without any allowance for interest thereon) as security for performance hereunder; and

              (B) a written demonstration that the assignee meets all reasonable financial and other criteria of Landlord as did Tenant and its business at the time of execution of this Lease, including the production of the most recent audited financial statement of the assignee prepared by a certified public accountant; and

              (C) the assignee's use of the Premises will be in compliance with the terms of Article 5.00 of this Lease; and

              (D) assurances, in a form acceptable to Landlord, as to all matters identified in any applicable provision of the Bankruptcy Code.


ARTICLE 21.00            MISCELLANEOUS

21.01 Relationship of Parties. Nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant, and it is acknowledged and agreed that Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of its business, or a joint venture or a member of a joint or common enterprise with Tenant.

21.02 Consent Not Unreasonably Withheld. Except as otherwise specifically provided, whenever consent or approval of Landlord or Tenant is required under the terms of this Lease, such consent or approval shall not be unreasonably withheld or delayed. Tenant's sole remedy, 4f Landlord unreasonably withholds or delays consent or approval, shall be an action for specific performance, and Landlord shall not be liable for damages. If either party withholds any consent or approval, such party shall on written request deliver to the other party a written statement giving the reasons therefor.

21.03 Name of Building and Project. Landlord shall have the right in its sole discretion after thirty (30) days notice to Tenant, to change the name, number or designation of the Building or the Project (if any), or both, during the Term without liability to Tenant.

21.04 Applicable Law and Construction. This Lease shall be governed by and construed under the laws of the jurisdiction in which the Building is located, and its provisions shall be construed as a whole according to their common meaning and, because this Lease has been negotiated by both Landlord and Tenant, shall not be interpreted strictly for or against Landlord or Tenant. The words Landlord and Tenant shall include the plural as well as the singular. If this Lease is executed by more than one tenant, Tenant's obligations hereunder shall be joint and several obligations of such executing tenants. Time is of the essence of this Lease and each of its provisions. The captions of the Articles are included for convenience only, and shall have no effect upon the construction or interpretation of this Lease.

21.05 Entire Agreement. This Lease contains the entire agreement between the parties hereto with respect to the subject matter of this Lease and shall supersede all prior agreements or understandings between Landlord and Tenant with respect to the subject matter hereof. Tenant acknowledges and agrees that it has not relied upon any statement, representation, agreement or warranty except such as are set out in this Lease.

21.06 Offer Irrevocable. Tenant hereby offers to lease from Landlord the Premises under the terms and conditions of this Lease. Landlord shall not be deemed to have made an offer to Tenant by preparing this Lease and no agreement respecting the Premises shall arise or exist between the parties except through the making of this offer by Tenant and the acceptance by Landlord by delivering to Tenant a copy hereof which has been executed by Landlord. This offer shall be irrevocable and open for acceptance by Landlord until 5:00 p.m. on the sixtieth
           (60th) day after execution hereof by Tenant, and if not accepted by then may be withdrawn.

21.07 Amendment or Modification. Except to the extent as may otherwise specifically be provided in this Lease, no amendment, modification, or supplement to this Lease shall be valid or binding unless set out in writing and executed by the parties hereto in the same manner as the execution of this Lease.

21.08 Construed Covenants and Severability. All of the provisions of this Lease are to be construed as covenants and agreements as though the words imparting such covenants and agreements were used in each separate Article hereof. Should any provision of this

           Lease be or become invalid, void, illegal or not enforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.

21.09 No Implied Surrender or Waiver. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. Landlord's waiver of a breach of any term or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a breach, from having all the force and effect of any original breach. Landlord's receipt of Rent with knowledge of a breach by Tenant of any term or condition of this Lease shall not be deemed a waiver of such breach. Landlord's failure to enforce against Tenant or any other tenant in the Building any of the Rules and Regulations made under Article 14.00 shall not be deemed a waiver of such Rules and Regulations. No act or thing done by Landlord, its agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless in writing signed by Landlord. Neither the delivery of keys to nor the acceptance thereof by any of the Landlord's agents or employees, nor the taking possession of the Premises by Landlord after any vacation thereof by Tenant, shall operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent due hereunder shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as Rent, be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy available to Landlord.

21.10 Successors Bound. Except as otherwise specifically provided, the covenants, terms and conditions contained in this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

21.11 Relocation - Substitute Premises. Landlord shall have the right at any time, upon reasonable notice to Tenant (the "Relocation Notice"), to relocate Tenant from all or, in accordance with this paragraph, a portion, of the Premises to different premises in the Project (the "Substitute Premises"). If Landlord elects to relocate only a portion, rather than all, of the Premises, and prior to the proposed relocation, no portion of the Premises to be relocated is contiguous to any portion of the Premises not to be relocated, then the Substitute Premises may be located in such part of the Project as Landlord may elect in its sole discretion. For purposes of this paragraph, "contiguous" shall mean that the portion of the Premises to be relocated and the portion of the Premises not to be relocated are (a) adjacent to each other within the same floor or (b) located on adjacent floors which are connected by an internal staircase (other than the fire staircase). The Substitute Premises shall be of approximately the same size and comparable finish as the Premises or the portion thereof to be relocated. Landlord will reimburse Tenant for all reasonable out-of-pocket expenses incurred by Tenant as a result of the relocation. Tenant shall relocate to the Substitute Premises within the time set forth in the Relocation Notice. On the date on which Tenant takes possession of the Substitute Premises, this Lease shall be deemed amended to provide for the Substitute Premises, and all other terms and conditions of the Lease shall remain in full force and effect. Tenant agrees to execute any document reasonably required by Landlord to reflect the relocation to the Substitute Premises.

           If Landlord exercises its right to relocate Tenant during the last year of the initial Term and the "Substitute Premises" is not reasonably acceptable to Tenant, then Tenant may elect to cancel this Lease by giving Landlord written notice within fifteen (15) days of receipt of Landlord's Relocation Notice. In such instance, the termination date shall be the effective date of relocation as set forth in Landlord's Relocation Notice and other than Rent due and payable which accrues during such period prior to the termination date, there shall be no termination fee.

21.12 Lease Approval. The execution of this Lease shall be subject to the approval of Landlord's Management Committee and, if required, by Landlord's lender for the Building.

21.13 Nondiscrimination. Tenant covenants that this Lease is made and accepted upon and subject to the condition that there shall be no discrimination against or segregation of any person or group of persons on account of sex, marital status, race, color, creed, religion, national origin or ancestry. In the leasing, subleasing, transferring, use or enjoyment of the Premises nor shall Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the Premises.

21.14 Deposit. A deposit of $15,000 payable to Landlord is delivered herewith to be held without accruing interest, at Landlord's option in a separate account or commingled with other funds to be held by Landlord through the term of the Lease. If Tenant fails to comply with the provisions hereof, such deposit shall be retained by Landlord in payment for its expenses or damages or any amounts payable under the Lease, but such retention shall not limit or preclude Landlord's right of action for damages or other remedies for breach of the provisions of this Lease.

21.15     (INTENTIONALLY DELETED]

21.16 Personal Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the Landlord or the individual partners, members, directors, officers, agents or shareholders of Landlord, disclosed or undisclosed. Tenant shall look solely to Landlord's estate in the Land and Building for satisfaction of any liability under or in respect of this Lease or for the satisfaction of Tenants remedies for the collection of a judgment (or other legal process) requiring the payment of money by Landlord and no other property and assets of such Landlord or any partner, member, officer, director, agent or shareholder, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or in respect of this Lease, the relationship of Landlord and Tenant under this Lease or Tenant's use of the Land or Building or the use or occupancy of the Premises .

21.17 Brokerage Commission. Landlord and Tenant each agree to indemnify and hold the other harmless from and against all broker's or other real estate commissions or fees incurred by the indemnifying party or arising out of its activities with respect to the Lease. The provisions of this Article 21.17 shall survive the expiration or sooner termination of this Lease. Landlord and Tenant each hereby represent and warrant to the other that it does not recognize and has not used any broker other than Corporate Facility Consulting, Inc. ("Broker") with respect to this Lease and the negotiation hereof. Landlord hereby agrees to pay Broker a commission per a separate agreement between Landlord and Broker.

21.18 Unavoidable Delay. As used in this Lease, "Unavoidable Delay" means fire, explosion and other casualties; war, invasion, insurrection, riot, sabotage, and malicious mischief; strikes, work stoppages or slowdowns and lockouts; condemnation; rules, regulations or orders of civil or military or naval authorities adopted after the date hereof; impossibility of or delay in obtaining materials or reasonable substitutes from suppliers for reasons other than unavailability of funds (excluding any special materials selected by Tenant which are not generally available or for which there are not reasonable substitutes); or any other cause, the occurrence of which, or the extent and duration of the occurrence of which, is not within the reasonable control of the party in question. An Unavoidable Delay shall exist only for the period in which it is not within the reasonable control of the party in question to prevent, control or correct such event. Except as otherwise provided in this Lease, (a) if Landlord or Tenant shall, due to Unavoidable Delay, fail punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent caused by Unavoidable Delay: or (b) if any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or some specified date, then such prescribed period of time and such specified date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the Unavoidable Delay. Notwithstanding the foregoing, Unavoidable Delay shall not be applicable to determining the date of commencement of, or the continuance of, Tenant's obligation to pay Rent or its obligations to pay any other sums, moneys, costs, charges or expenses required to be paid by Tenant hereunder (whether or not Tenant's Work is thereby delayed beyond the Construction Period) or to the date by which Tenant must exercise any right or option under this Lease, including without limitation to terminate this Lease or to extend the Term.

21.19 Hazardous Materials. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials on or about the Premises or any other portion of the Project, nor shall Tenant allow the storage or use of such substances or materials on or about the Premises or any other portion of the Project, nor allow to be brought into the Premises or any other portion of the Project any such materials or substances. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act, the Clean Water Act, any amendments to such Acts, and any federal, state or municipal laws, ordinances, regulations or common law which may now or hereafter impose liability on Landlord with respect to hazardous substances. Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents and employees harmless from and against all claims, costs and liabilities, including attorneys' fees, court costs, and other expenses of litigation (i) arising out of or in connection with any breach of this Article, or (ii) arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises and the Project and any other property of whatever nature located therein to their condition existing prior to the introduction of hazardous materials in or about the Premises or Project. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any hazardous materials on or about the Premises (or, as a result of Tenant's actions, on or about other portions of the Project), then the costs thereof shall be reimbursed by Tenant to Landlord upon demand additional charges. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's knowledge and belief regarding the presence of hazardous substances or materials on the Premises. The within covenants and indemnity shall survive the expiration or earlier termination of the Term.

21.20 Authorization. Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is, as applicable, a duly qualified corporation or partnership authorized and/or qualified to do business in the state in which the Land is located and that each such individual is, as applicable, an officer or partner of Tenant duly authorized and empowered to execute and deliver this Lease on behalf of Tenant, all corporate or partnership action necessary thereto having been duly taken.

21.21 No Air Rights. This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.

21.22 Recording; Confidentiality. Tenant will not record this Lease, or a short form memorandum. Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person. However, Tenant may disclose Lease terms, provisions and conditions to Tenant's accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant's business purposes.


(Signature blocks on following page]

IN WITNESS OF THIS LEASE, Landlord and Tenant have property executed it as of the date set out on page one.


LANDLORD:                                   TENANT:
BROOKFIELD REPUBLIC INC.                    INTEK INFORMATION, INC.
a Colorado corporation                      Colorado corporation

By:_____________________________            By: /s/ Timothy C. O'Crowley
                                                ----------------------------

Name:___________________________            Name: Timothy C. O'Crowley
                                                  --------------------------

Title:__________________________            Title: Chief Executive Officer
                                                   -------------------------

By:_____________________________            By _____________________________

Name:___________________________            Name:___________________________

Title:__________________________            Title:__________________________

                                                                       EXHIBIT B

                                REPUBLIC PLAZA
                                 OFFICE TOWER
                                DENVER,COLORADO


SECTION 1.00           WORDS AND PHRASES

1.01     Definitions  In the Lease, including this Exhibit

         (a) "Architect" means any firm of professional architects or engineers that Landlord may from time to time engage for preparation of construction drawings for the Building or for general supervision of architectural and engineering aspects and operations of the Building and includes any consultant or consultants appointed by Landlord or by the firm of professional architects or engineers Landlord engages as long as the consultant or consultants act within the scope of their appointment and specialty.

         (b) "Building" means the building in which the Premises are located currently known as Republic Plaza, being the 56 story office tower located on the Land and forming part of the Project, excluding those portions of the building (except entrance lobbies, elevator cores and stairwells, vertical duct work and mechanical systems, and structural supports) below street level leased or designated for lease by Landlord to tenants for retail or service stores but including those portions of the Project leased or designated for lease by Landlord to tenants of that building for storage, support and office parking facilities.

         (c) "Common Areas" means at any time those portions of the Project not leased or designated for lease to tenants that Landlord provides for use in common by (or by the sublessees, agents, employees, customers or licensees o@, Landlord, Tenant, and any other tenants of the Project, whether or not those areas are open to the general public, and includes any fixtures, chattels, systems, decor, signs, facilities, or landscaping contained, maintained or used in connection with those areas, and is deemed to include any city sidewalks adjacent to the Land and any pedestrian walkway system whether above or below grade, park, or other facility open to the general public for which Landlord is subject to obligations arising from the Land and Project.

         (d) "Delivery Facilities" means those portions of the Common Areas on or below street level from time to time designated by Landlord as facilities to be used in common by Landlord, tenants of the Project and others for purposes of loading, unloading, delivery, dispatch and holding of merchandise, goods and materials entering or leaving the Project, and giving vehicular access to the Project.

          (e) "Land" means those lands in the City and County of Denver, State of Colorado, legally described as: Lots 1 through 22 and Lots 29 through 32, Block 209 EAST @ENVER, City and County of Denver, State of Colorado: EXCEPT that portion of said Lots 21 and 22 described as follows:

                commencing at the most northerly comer of said Lot 22; thence southwesterly along the northwesterly line of said Lot 22, a distance of 1.00 foot to the True Point of Beginning; thence southeasterly and parallel with the northeasterly line of said Lot 22 to a point on the southeasterly line of said Lot 22, from which the most easterly comer of said Lot 22 lies northeasterly 1.00 foot distant; thence southwesterly along the southeasterly line of said Lot 22, a distance of 16.00 feet; thence northwesterly, 17.00 feet distant and parallel with the northeasterly line of said Lot 22, a distance of 65.00 feet; thence westerly to a point that lies
                95.00 feet northwesterly by perpendicular measurement from the southeasterly line of said Lot 21 and also lies 36.00 feet southwesterly by perpendicular measurement from the northeasterly line of said Lot 22; thence northwesterly, 36.00 feet distant and parallel with the northeasterly line Of said Lot 22 to a point on the northwesterly line of said Lot 21; thence northeasterly along the northwesterly lines of said Lot 21 and Lot 22, a distance of 35.00 feet to the True Point of Beginning.

                AND EXCEPT the northeasterly 1 foot of Lot 22.

                TOGETHER WITH that portion of the vacated alley adjoining said Lots 12 through 21 as described in Ordinance No. 360, Series of 1981, recorded on July 20, 1981 in Book 2415 at page 548 of the records of the City and County of Denver, State of Colorado;

                AND TOGETHER WITH all rights in and to any licenses, permits or easements granted in favor of the development and use of the Land;

                and shall be deemed to include additional land in which Landlord has an interest from time to time which is contiguous to the Land (or contiguous to a public street that is contiguous to the Land) and which Landlord has improved for use in connection with the Land, and shall be deemed to exclude any parts of the Land which are transferred from time to time.

                "Project" means the Land and those developments and improvements in which Landlord has an interest from time to time and which are located on the Land, including the Building and Retail Building.

         (g)    "Rentable Components" means the Building and the Retail
                Building.

         (h) "Retail Building" means the 4 level building located on the Land at the comer of Sixteenth Street and Court Place and forming part of the Project, excluding those portions of that building below the first level below street level (except entrance lobbies, elevator cores, stairwells, vertical duct work, mechanical systems and structural supports), but including those portions of the Project leased or designated for lease by Landlord to tenants for retail or service stores and including those portions of the Project leased or designated for lease by Landlord to tenants of that building for storage, support and retail parking facilities.

                "Section" means a section of this Exhibit B.

1.02 Normal Business Hours Except as otherwise specifically provided in the Lease, normal business hours for the Building shall be from 7:30 a.m. to 6:00 p.m., Monday through Friday of each week, and 9:00 a.m. to 2:00 p.m. on Saturday, excluding days which are legal or statutory holidays in the jurisdiction in which the Building is located, subject to change by Landlord.


SECTION 2.00           DETERMINATION OF OCCUPANCY COSTS

2.01     Definitions In this Section 2.00

         (a) "Taxes" means the aggregate of all taxes, rates, charges, levies, and assessments imposed by any governmental or quasi-governmental or other taxing authority upon or in respect of the Land and all improvements on the Land including any tax imposed on the capital invested in the Land. In determining Taxes, any income, profits or excess profits tax imposed upon the income of Landlord and any other tax of a personal nature charged or levied against the Landlord shall be excluded, except to the extent that such is levied in lieu of taxes, rates, charges, or assessments in respect of the Land or improvements on the Land.

         (b) "Tax Cost" means that portion of Taxes accruing in respect of the calendar year in which the Fiscal Year begins multiplied by a fraction the numerator of which is the rentable area of the Building and the denominator of which is the aggregate of the rentable area of the Rentable Components.

         (c) "HVAC Cost" means a percentage of the costs attributable to the Building in the Fiscal Year for the operation, repair and maintenance of the systems for heating, ventilating and air conditioning the Project, as established by Landlord from time to time on a fair and equitable basis which reflects load and hours of operation.

         (d) "General Project Expense" means all net costs, charges and expenses in respect of a Fiscal Year directly attributable to the operation, repair and maintenance of the Project but not attributable solely to the operation, repair and maintenance of any of the Rentable Components.

         (e) "Common Areas Expense" means all net costs, charges, and expenses in respect of a Fiscal Year attributable to the operation, repair, and maintenance of the Common Areas.

           "Square Feet in the Building" means the aggregate of the rentable areas of the Building calculated on a single tenancy floor basis provided that if from time to time there is a material change in the rentable space in the Building, Square Feet in the Building shall from the effective date of the change until any further change mean the number of square feet in the Building determined on completion of that change on the basis set out in Section 3.00.

         (g) "Square Feet in the Premises" means the aggregate of the numbers of square feet set out in the definition of Premises under Article 1.01 of the Lease.

2.02 "Occupancy Costs" Occupancy Costs for any Fiscal Year is an amount equal to Operating Cost (as defined in Section 2.03) in respect of that Fiscal Year multiplied by the Square Feet in the Premises.

2.03 Determination of Operating Cost "Operating Cost" means a per square foot amount in respect of a Fiscal Year (calculated to the nearest cent) established in accordance with generally accepted accounting principles and confirmed in a certificate of Landlord, and equal to the sum of the following costs, divided by the Square Feet in the Building:

         (a) all net costs, charges, and expenses directly attributable to the operation, repair and maintenance of the Building, including without limitation Tax Cost and HVAC Cost, and all indirect costs that are reasonably attributable to the operation, repair and maintenance of the Building including without limitation accounting, administrative and legal costs; and

         (b) a portion of Common Areas Expense as established by Landlord from time to time on a fair and equitable basis; and

         (c) that proportion of General Project Expense which the rentable area of the Building is of the aggregate rentable area of the Rentable Components; and

         (d) a charge for offsite management overhead equal to four percent of Landlord's gross revenue from the Building in such Fiscal Year, excluding revenues under this Section 2.03(d), but not less than 15% of the total of Section 2.03 (a), (b) and (c). For purposes of this Section 2.03(d), Rent shall be deemed to be paid for 95% of the Square Feet in the Building at a rate equal to the average Rent of the leases in place during the Fiscal Year.

           Operating Cost under this Section 2.03 includes all net expenses property allocable to the Fiscal Year for any capital improvement or structural repair incurred to reduce or limit increases in Operating Cost, or required by Landlord's insurance carrier or by any change in the laws, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction or expenses resulting from normal repair or maintenance, which expenses shall be repaid in equal monthly installments together with interest at applicable rates over the lesser of the useful capital life of the capital improvement or structural repair or the operational savings payback period.

  2.04 Limitation on Operating Cost In determining Operating Cost, the cost (if any) of the following shall be excluded except as specifically provided in Section 2.03:

           (a)    major structural repairs to the Project;

           (b) repair and replacement resulting. from inferior or deficient workmanship, materials, or equipment in the initial construction of the Project or for which Landlord is reimbursed by insurers;

           (c) ground or master lease rent (if any), depreciation, amortization, and interest on and capital retirement of debt;

           (d) operation, repair and maintenance which is attributable solely to any of the Rentable Components of the Project other than the Building; and

           (e)    tenant improvements and leasing commissions.

2.05 When Services Are Not Provided Notwithstanding Section 2.03, when and if any service (such as janitorial service) which is normally provided by Landlord to tenants of the Building in their premises:

         (a) is not provided by Landlord in the Premises under the specific terms of this Lease, then in determining Occupancy Costs for Tenant, the cost of that service [except as it relates to Common Areas, and to those areas of the Building from time to time not designated for leasing or designated by Landlord for use by or for the benefit of Tenant (or by or for the benefit of the s' ublessees, agents, employees, customers or licensees of Tenant) in common with all other tenants and other persons in the Building] shall be excluded, and

         (b) is not provided by Landlord in a significant portion of the Building, then in determining Occupancy Costs (excluding Tax
                  Cost) for Tenant, the cost of that service shall be divided by the difference between the Square Feet in the Building and the number of square feet in in the Building in which Landlord does not provide such service, determined on the basis set out in Section 3.01.

2.06 Partial Fiscal Year If the Term commences after the beginning of or terminates before the end of a Fiscal Year, any amount payable by Tenant or Landlord under Section 2.02 shall be adjusted proportionately.

2.07 Shared Facilities, Services and Utilities If any facilities, services or utilities:

       (a) for the operation, repair and maintenance of the Project are provided from another building or other buildings owned or operated by Landlord or any affiliate of Landlord or any agent of Landlord, or

       (b) for the operation, repair and maintenance of another building or other buildings owned or operated by Landlord or any affiliate of Landlord, or any agent of Landlord are provided from the Project, the net costs, charges and expenses therefor shall, for the purposes of
       Section 2.03, be allocated by Landlord between the Project and the other building or buildings on a fair and equitable basis.

2.08 Adjustment of Operating Cost Landlord shall use reasonable efforts to recover where circumstances so permit an equitable share of the cost of operating and maintaining Common Areas from owners or occupants of adjoining properties and shall credit any such recoveries to the gross cost before determination of Operating Cost.

2.09 Separate Assessment of Taxes Notwithstanding Sections 2.02 and 2.03, if Taxes for the Premises and all other portions of the Land and Building leased or designated for lease to tenants are assessed separately for each tenant by any competent authority:

       (a) the amount payable in respect of the Premises shall be included in Occupancy Costs, and

       (b) the amount payable in respect of the Premises and on all other portions of the Land and Building leased or designated for lease to tenants shall be excluded from Taxes for the purpose of determining Operating Cost.


SECTION 3.00           DETERMINATION OF SQUARE FEET IN THE PREMISES

3.01 Office Space - Single Tenancy Floors The number of square feet of office space in the Premises on a single tenancy floor in the Building (if any) shall be calculated from dimensioned Architect's drawings to the inside face of the outside pane of the glass in the permanent exterior building walls (whether or not the glass extends to the floor) or to the inside finish of those walls if they contain no glass. It shall include all space within exterior building walls except for stairs (other than stairs exclusively serving a tenant occupying offices on more than one floor), elevator shafts, flues, pipe shafts, vertical ducts, and other vertical risers which penetrate the floor, and shall include a portion of unallocated space in the Building as determined by Landlord. No deduction shall be made for washrooms, janitorial closets, air conditioning rooms, fan closets, or for electrical or telephone cupboards within and servicing only that floor or servicing a single tenant on more than one floor, or for any other rooms, corridors, or areas available to the tenant on that floor for its use, furnishings or personnel, or for any columns located wholly or partially within the space or for any enclosures around the periphery of the Building used for the purpose of heating, ventilating or cooling.

3.02 Office Space - Multiple Tenancy Floors The number of square feet of office space in the Premises on a multiple tenancy floor in the Building (if any), shall be calculated from dimensioned Architect's drawings to the inside face of the outside pane of the glass as described in Section
       3.01 for a single tenancy floor, to the face of permanent interior walls and to the center line of demising partitions and shall include a portion of unallocated space in the Building as determined by Landlord. No deduction shall be made for washrooms, janitorial closets, air conditioning rooms, fan closets, or for electrical or telephone cupboards within and servicing only that floor, or for any other rooms, corridors, or areas available to the tenants on that floor for their use, furnishings or personnel, or for any columns located wholly or partially within the space, or for any enclosures around the periphery of the Building used for the purpose of heating, ventilating or cooling.

3.03 Retail Space The number of square feet of retail space in the Premises (if any), whether above or below grade, shall be calculated from dimensioned Architect's drawings to the inside face of the outside pane of the glass in the permanent exterior building walls (whether or not the glass extends to the floor) or to the inside finish of those wall if they contain no glass, to the opposite face of permanent interior walls, to the center line of demising partitions, and to the center line of a pre-determined lease line (usually referred to as the storefront line) in the case of retail space facing onto either an interior or exterior common public mall or corridor or onto a public street or lane. No deduction shall be made for vestibules inside the permanent exterior building wall or inside the pre-determined lease line, or for any columns located wholly or partially within the rentable space.

SECTION 4.00     LOADING AND DELIVERY

4.01 The delivery and shipping of merchandise, supplies, fixtures and other materials or goods of whatsoever nature to or from the Premises and all loading, unloading, and handling thereof shall be done only at such times, in such areas, by such means, and through such docks, entrances, malls, elevators, and corridors, as are designated by Landlord.

4.02 Landlord accepts no liability and is hereby relieved and released by Tenant in respect of the operation of the Delivery Facilities, or the adequacy thereof, or of the acts or omissions of any person or persons engaged in the operation thereof, or in the acceptance, holding, handling, delivery or dispatch, or failure of any acceptance, holding, handling or dispatch, or any error, negligence or delay therein.

4.03 Landlord may from time to time make and amend regulations for the orderly and efficient operation of the Delivery Facilities, and may require the payment of reasonable and equitable charges for delivery services and demurrage provided by Landlord.

                                                                       EXHIBIT C

                             RULES AND REGULATIONS

1 Security. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the same, or any equipment, finishings or contents thereof, and Tenant shall comply with Landlord's reasonable requirements relative thereto.

2. Locks. Landlord may from time to time install and change locking mechanisms on entrances to the Building, common areas thereof, and the Premises, and (unless 24-hour security is provided by the Building) shall provide to Tenant a reasonable number of keys and replacements therefor to meet the bona fide requirements of Tenant. In these rules keys include any device serving the same purpose. Tenant shall not add to or change existing locking mechanisms on any door in or to the Premises without Landlord's prior written consent. If with Landlord's consent, Tenant installs lock(s) incompatible with the Building master locking system:

     (a) Landlord, without abatement of Rent, shall be relieved of any obligation under the Lease to provide any service to the affected areas which require access thereto,

     (b) Tenant shall indemnify Landlord against any expense as a result of forced entry thereto which may be required in an emergency, and

     (c) Tenant shall at the end of the Term and at Landlord's request remove such lock(s) at Tenants expense.

3. Return of Keys. At the end of the Term, Tenant shall promptly return to Landlord all keys for the Building and Premises which are in possession of Tenant, its employees, agents or invitees.

4. Windows. Tenant shall observe Landlord's rules with respect to maintaining window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance, and shall not install any window shades, screens, drapes, covers or other materials on or at any window in the Premises without Landlord's prior written consent. Tenant shall ensure that window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

5. Repair, Maintenance, Alterations and Improvements. Tenant shall carry out Tenant's repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

6. Water/Restroom Fixtures. Tenant shall not use water or restroom fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.

7. Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

8. Heavy Articles. Tenant shall not place in or move about the Premises without Landlord's prior written consent any safe or other heavy article which in Landlord's reasonable opinion may damage the Building or the Premises, and Landlord may designate the location of any heavy articles in the Premises.

9. Carpet Pads. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant shall at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

10. Bicycles, Animals. Tenant shall not bring any animals, with the exception of working animals to assist the disabled, or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

11. Deliveries. Tenant shall ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused by any person making such deliveries.

12. Furniture and Equipment Tenant shall ensure that furniture and equipment being moved into or out of the Premises is moved through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and by movers or a moving company approved by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of labor for repairing any damage in the Building caused thereby.

13. Solicitations. Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

14. Food and Beverages. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or common areas for any such purpose. Except with Landlord's prior written consent and in accordance with arrangements approved by Landlord, Tenant shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages-. Tenant shall not permit cooking within the Premises, except for microwave ovens, coffee makers, etc. for the use of their employees, agents or invitees.

15. Refuse. Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Premises or in receptacles (if any) provided by Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts and shafts of the Building, free of all refuse.

16. Obstructions. Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells or other common areas of the Building, or use such locations for any purpose except access to and exit from the Premises without Landlord's prior written consent. Landlord may remove at Tenant's expense any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

17. Dangerous, Immoral or Illegal Activities. Tenant shall not make use of the Premises which involves the danger or injury to any person, nor shall the same be used for any immoral or illegal purpose.

18. Proper Conduct. Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

19. Employees, Agents and lnvitees. In these Rules and Regulations, the term "Tenant" includes the employees, agents, invitees and licenses of Tenant and others permitted by Tenant to use or occupy the Premises.

20. Housekeeping. Tenant shall prevent paper, books, magazines, and other obstructions from being placed on heat, ventilating and air conditioning convectors, or within 18 inches of the ceiling, and any other interference with the heat, ventilating and/or air conditioning system within the Premises.

21. Energy Conservation. Tenant shall make every effort to practice energy conservation within the Premises including turning off lights and equipment, etc. at the end of the day, and will cooperate with Landlord in establishing and implementing such conservation programs as Landlord may from time to time develop.

22. Weapons and Explosives. Tenant, its employees, agents and invitees shall not bring any weapons and/or explosives into the Project for any reason.

                                   EXHIBIT D

                       SUPPLEMENTAL TERMS AND CONDITIONS

         BETWEEN:              BROOKFIELD REPUBLIC INC.         ("Landlord")

         AND:                   INTEK INFORMATION, INC.         ("Tenant")

Articles 22.00 through 26.00 are added to this Lease as follows:

ARTICLE 22.00          ANNUAL RENT

22.01      Annual Rent.  Tenant shall pay to Landlord as Annual Rent for the
           Premises:

           (i) the sum of $90,346.20 per annum in respect of years one (1) and two (2) of the Term, calculated at $9.05 per rentable square foot per annum on 9,983 rentable square feet, payable in advance and without notice in monthly installments of $7,528.85 on February 1, 1997 and on the first day of each calendar month during this period; and

           (ii) the sum of $103,324.08 per annum in respect of years three (3) and four (4) of the Term, calculated at $10.35 per rentable square foot per annum on 9,983 rentable square feet, payable in advance and without notice in monthly installments of $8,610.34 on the first day of each calendar month during this period.

22.02 Rental Abatement. Notwithstanding anything to the contrary in the foregoing, in respect of 7,586 rentable square feet of the Premises, for a period equivalent to six (6) months beginning on February 1, 1997, and ending on July 31, 1997, Landlord agrees that it shall not collect from nor demand of Tenant the monthly installments of Annual Rent required by Article 4.00 of this Lease, provided that as of each such Annual Rent due date, Tenant is not in default under the terms of this Lease. During this concession period, for this particular space only, Tenant shall be obligated to pay Occupancy Costs, as described in Article 4.06.

           Notwithstanding anything to the contrary in the foregoing, in respect of 2,397 rentable square feet of the Premises, for a period equivalent to six (6) months beginning on February 1, 1997 and ending on July 31, 1997, Landlord agrees that R shall not collect from nor demand of Tenant the monthly installments of Annual Rent and Occupancy Costs required by Article 4.00 of this Lease, provided that as of each such Annual Rent and Occupancy Costs due date, Tenant is not in default under the terms of this Lease.

           Notwithstanding such concession period, Tenant agrees that its obligation to pay the Annual Rent and Occupancy Cost payments reserved by this Lease during such period shall-continue throughout the term of this Lease, and in the event Tenant defaults under
                            Exhibit D - Page 1 of 4
           this Lease pursuant to Article 19.00 and Landlord commences an action to recover Rent and Occupancy Costs and/or possession of the Premises, then all Annual Rent and Occupancy Cost payments not collected by Landlord during the concession period shall, as of the date of Tenants default, become immediately due and payable with interest on such sums at the lesser of two percent (2%) per month or the maximum rate permitted by law from the date each such installment was originally due to the date of payment. Annual Rent and Occupancy Costs during the Concession period shall be calculated at the same rate that Tenant would pay at the end of the Concession period, i.e. the first month's rent. Said obligation of Tenant for payment of Annual Rent and Occupancy Cost payments not collected during the Concession period shall be independent of and in addition to Landlord's other damages pursuant to Article 19.00 of this Lease. Nothing set forth in this Article 22.00 shall be applicable to Rent required for parking spaces as set out in Article 25.00 of the Lease.

         Upon expiration of the primary lease term without default by Tenant, all obligations of Tenant to pay the uncollected Annual Rent and Occupancy Cost payments and any other Rent Concessions during the Concession period shall cease and Landlord agrees that it shall thereafter waive all rights of collection or recovery with respect to such obligations.

         Landlord and Tenant agree that no portion of the rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of the Concession period shall be allocated by Landlord or Tenant to such Concession period, nor is such rent intended by the parties to be allocable to any Concession period.

ARTICLE 23.00          TENANT IMPROVEMENT ALLOWANCE

23.01 Tenant Improvement Allowance. Landlord shall provide a tenant improvement allowance not to exceed $51,911.60 ("Tenant Improvement Allowance"),as increased or decreased on the basis of $5.20 per rentable square foot) for the purpose of contributing toward the cost of Tenant's design, engineering and construction for real property improvements within the Premises, or at Tenant's discretion within the Must-Take Premises (the "Tenant Improvements") in accordance with the Construction Procedures detailed in Exhibit E attached hereto and based on a mutually agreed upon space plan ("Space Plan"). Tenant shall be responsible for any costs that exceed the above stated Tenant Improvement Allowance and such costs shall be substantiated within thirty (30) days of Commencement Date. The Tenant Improvement Allowance shall be disbursed within approximately sixty (60) days of Landlord's receipt of invoice and upon evidence of completion of applicable improvements and appropriate documentation.

         For the raw portion of the Premises, Landlord shall provide and install Building Standard mini-blinds on approximately twenty-one (21) exterior windows and provide Building Standard ceiling tiles for installation by Tenant at Tenant's expense. In the event of a discrepancy, between this
         Article 23.00 and Exhibit E, this Article 23.00 shall control. Should Tenant request Landlord to perform any changes or additions to the Space Plan and such modifications increase the costs of improvements above the Allowance, Tenant shall be responsible for all such costs and expenses. Tenant shall be required to sign a tenant authorization form prior to commencement of any modifications and Tenant shall pay to Landlord such costs within ten
         (10) days of such written notice from Landlord. Tenant shall be responsible for all work not described in the Space Plan and specifications desired by Tenant or necessary to complete the Premises for occupancy.

ARTICLE 24.00         MUST-TAKE SPACE

24.01 Must-Take Space. Landlord shall lease to Tenant and Tenant shall lease from Landlord the space ("Must-Take Space") containing approximately 5,820 rentable square feet of space on the twenty-second (22nd) floor of the Building, as generally indicated on Exhibit A being 5,061 usable square feet plus 759 unallocated square feet hereof and becoming a part of the Premises for a term commencing on February 1, 1998 (the 'Must-Take Commencement Date') and expiring on the same date the Lease terminates (Must-Take Term), upon the terms and conditions set out in this Article 24.00.

         Notwithstanding the Must-Take Commencement Date, Landlord and Tenant acknowledge that it is Tenant's intent to build-out the Must-Take Space simultaneously with the initial Premises. Accordingly, Landlord agrees to fund the Must-Take Allowance defined below simultaneously with the Tenant Improvement Allowance. Furthermore, Tenant shall be allowed to furnish the Must-Take Space prior to the Must-Take Commencement Date. Prior to such date, Landlord shall not charge Tenant Annual Rent or Occupancy Costs for the Must-Take Space provided Tenant does not occupy or conduct business from all or any portion of the Must-Take Space. In the event Tenant elects to conduct business in all or any portion of the Must-Take Space prior to the Must-Take Commencement Date, Article
         3.02 shall apply.

24.02 Terms. A lease of space under this Article 24.00 shall contain the following:

         (a) Annual Rent for the Must-Take Space shall be the same as follows:

                  (i) the sum of $52,671.00 per annum in respect of year one (1) of the Must-Take Term, calculated at $9.05 per rentable square foot per annum on 5,820 rentable square feet, payable in advance and without notice in monthly installments of $4,389.25 on February 1, 1998 and on the first day of each calendar month during this period; and

                  (ii) the sum of $60,237.00 per annum in respect of years two (2) and three (3) of the Must-Take Term, calculated at $10.35 per rentable square foot per annum on 5,820 rentable square feet, payable in advance and without notice in monthly installments of $5,019.75 on the first day of each calendar month during this period.


         (b) Landlord shall provide an allowance not to exceed $30,264 ("Must-Take Allowance"), as increased or decreased on the basis of $5.20 per rentable square fool for the purpose of contributing toward the cost of Tenant's design, engineering and construction of real property improvements within the Must-Take Premises. The design, engineering and construction of the Must-Take Premises may begin concurrently with the design, engineering and construction of the Premises. Tenant shall be responsible for any costs that exceed the above stated Must-Take Allowance and such costs shall be substantiated within thirty (30) days of the Must-Take Space Commencement Date. The Tenant Improvement Allowance and Must-Take Allowance shall be disbursed within approximately sixty
                  (60) days of Landlord's receipt of invoice and upon evidence of completion of applicable improvements and appropriate documentation. In the event of a discrepancy, between this
                  Article 24.00 and Exhibit E, this Article 24.00 shall control.

         (c) all other terms and conditions of the lease of Must-Take Space shall be as set out in Landlord's then-current standard form of lease for the Building.

24.03 Documentation. Within fifteen (15) days of receipt from Landlord, Tenant shall execute and deliver to Landlord those instruments Landlord may request to evidence any lease of space under this
           Article 24.00.

ARTICLE 25.00       PARKING

24.01 Parking. Tenant may have the option exercisable by the Commencement Date of the Lease to rent one (1) guaranteed unreserved parking space underneath the Building, at rates set by Landlord from time to time. The current monthly rental rate is $150.00 per space.

               Tenant may have the option exercisable by the Commencement Date of the Lease to rent ten (10) guaranteed unreserved parking spaces in the Tremont Parking Garage, located at 15th and Tremont Streets, at rates set by Landlord from time to time. The current monthly rental rate is $80.00 per space.

               In the event Tenant discontinues the use and payment for any of the above guaranteed parking spaces for a period of thirty (30) days or more, such spaces shall no longer be deemed guaranteed and shall return to Landlord as its available inventory.

ARTICLE 26.01       NON-SEVERABILITY

25.01 Non-Severability. The rights of Tenant under this Lease shall not be severed from this Lease or separately sold, assigned, or otherwise transferred, and shall expire on the expiration or earlier termination of this Lease.

                                                                       EXHIBIT E

BROOKFIELD REPUBLIC INC.                           Office Floors
------------------------
                                                   Finished
                                                   Landlord Coordinated

                            CONSTRUCTION PROCEDURES

                              Retail/Office Tower

                                Republic Plaza

ARTICLE 1.00            WORDS AND PHRASES

1.01   Definitions in this Exhibit E:
       -----------
       (a) "Building Standard" means the quantity and quality of materials, equipment, finishing, workmanship and other elements from time to time specified by Landlord for the Building.

       (b) "Space Plan" means a preliminary conceptual layout of the Premises for use in evaluation of space utilization in the Premises.

       (c) "Premises Plan" means the plans and specifications (including structural, architectural, mechanical and electrical working drawings) for the supply, installation and finishing in the Premises of partitions; doors and hardware; ceilings; wiring; lights and switches; healing, cooling and ventilation equipment and controls; telephone and electrical outlets, floor covering; drapes; built-ins; plumbing and fixtures; fire protection, fire warning and security systems; and other equipment and facilities attached to and forming part of the Building.

       (d) "Landlord's Space Planner" means professional architect(s) or engineer(s) from time to time engaged by Landlord at Tenants expense for preparation of a Space Plan and the Premises Plan.

       (e) "Tenant's Space Planner means professional architect(s) or engineers(s) from time to time engaged by Tenant at Tenants expense and approved by Landlord for preparation of a Space Plan and the Premises Plan.

       (f) "Landlord's Work" means the items supplied, installed and finished by Landlord at no cost to Tenant under Article 5.00.

       (g) "Tenant Work" means the items supplied, installed and finished by Tenant at no cost to Landlord under Article 6.00.

       (h) "Landlord's Contractor means the contractor from time to time engaged by Landlord to carry out Landlord's work.

          (i) "Tenant's Contractor" means the contractor from time to time engaged by Tenant to carry out Tenant's work and approved by Landlord.

     ARTICLE 2.00   GENERAL DESIGN AND CONSTRUCTION CRITERIA

     2.01 Space planners, contractors and subcontractors engaged by Tenant from time to time to carry out Tenant's Work shall be subject to Landlord's prior approval. Restrictions on mechanical and electrical connections by Tenant must be imposed to ensure that no base building systems are damaged.

     2.02 Landlord is responsible at Tenant's expense for coordination of all design drawings and plans and specifications relating to completion of the Premises for occupation by Tenant, supervision and completion of Tenant's Work and payment thereof, procurement of all permits and permissions related to Tenant's Work, compliance with the requirements of all authorities having jurisdiction and with conditions contained herein, and payment of all fees and charges thereby incurred, as forth in Article 6.00 of the Construction Procedures. Landlord is responsible for calling of tenders and letting of contracts relating to Tenant's work.

     2.03 Landlord reserves the right to withhold approval of any plans or specifications and to withhold authorization for Tenant's Work to proceed until furnished with reasonable evidence that Tenant has made provision to pay the full cost of the work and to discharge any liens that may arise therefrom.

     2.04 Tenant shall impose and enforce all terms hereof on any designer, contractor and workmen engaged by Tenant.

     2.05 Space planner(s) and contractor(s) (if any) are to become familiar with the Building working drawings, design criteria and construction procedures to permit completion of proper and adequate architectural, structural, mechanical and electrical working drawings for Tenant's work that is in addition to the work set forth in Article 2.02.

     ARTICLE 3.00   SPACE PLAN AND PREMISES PLAN

     3.01 Standards The layout design, materials, workmanship, finishes and
          ---------
          equipment for the Premises shall be uniformly high-quality, not less than Buildings Standard in accordance with the very best standards of practice and any governing codes or regulations and subject to Landlord's approval.

     3.02 Tenant shall work with Landlord and Landlord's space planner throughout the design and construction period on all items which require Tenant's input and shall respond to all inquiries in a timely manner. Tenant shall take responsibility for any delays caused by failure to provide information within Landlord's schedule for completion of the Premises.

3.03 Costs of Premises Plan Preparation and Review Landlord shall deduct from
     ---------------------------------------------
     the Tenant Allowance fees payable by Landlord to Landlord's space planner (architects, engineers and other consultants) for any preparation or review of that portion of the Premises Plan (including any amendments thereto) that does not relate to Landlord's work.

ARTICLE 4.00   COMPLETION OF THE PREMISES

4.01 Work Performed by Landlord's Contractor All work involved in completion of
     ---------------------------------------
     the Premises in accordance with the premises plan (including purchase of required materials and equipment) shall be carried out by Landlord's contractor under the sole direction of Landlord. Tenant shall cooperate with Landlord and Landlord's contractor upon request to promote the efficient and expeditious completion of such work.

4.02 Other Work in the Premises Tenant shall be responsible and pay for any work
     --------------------------
     in the Premises including design cost which is not included in the premises plan but which is desired by Tenant. Such work shall be:

          (a)  of a quality of at least equal to building standard,

          (b) completed in accordance with plans and specifications previously approved by Landlord,

          (c) carried out without interfering with the work of Landlord's contractor and other tenant's, and

          (d)  designed, performed and completed in strict compliance with
               Article 7.00 of the Lease.

ARTICLE 5.00   LANDLORD'S WORK

5.01 At no cost to Tenant, Landlord shall supply the Premises improved and finished to the extent described in Article 5.02.

5.02 Landlord shall provide the following in or on the same floor as the Premises, all in accordance with the Building Standard (being the quantity and quality of material, finishing and workmanship from time to time specified by Landlord for the Building):

          (a)  Service Core      Complete with finished elevators, stairways,
                                 ventilation shafts, and finished and painted electrical/telephone and janitor rooms, and mechanical room, if any.

          (b)  Washrooms         Two common washrooms finished with ceramic
                                 floors and walls, finished ceilings, vanities, fixtures, trim, lighting and all mechanical services.

          (c)  Water & Drainage  Access at a central location on the floor to domestic cold (tempered) water, drainage and vent systems.

          (d)  Doors             Finished doors, completed with frame, trim and
                                 hardware, installed on washrooms, stairwells, and electrical, janitor, and (if separate) mechanical and telephone rooms.

          (e)  Ceilings          Installed modular ceiling suspension system,
                                 with file made available for installation by Tenant at Tenant's expense.

          (f)  Lights            Recessed fluorescent light fixtures installed
                                 for an open-floor plan (not to exceed one fixture per 60 square feet of the

                                 Premises) complete with initial installation of lamps and ballasts, wired to electrical distribution panel(s). Any power consumption for special electrical systems (i.e., computer rooms, non-standard lighting, supplemental air conditioning, telephone equipment, etc.) that is disproportionate to other tenants as determined by Landlord shall be metered at tenants expense and tenant shall be responsible for the additional cost of this power.

          (g)  Floors            Concrete floor with trowelled finish, level to
                                 specified tolerances and designed to support a load of 75 lb. per square foot.

          (h)  Heating, Cooling
               and Ventilation   Perimeter and interior zone healing ventilation
                                 units for an open floor plan, complete with controls and thermostats. Perimeter mechanical unit enclosures (if any) ready for application of Tenant's finishes.

          (i)  Power             Access at panels for distribution of Building
                                 Standard electrical power at the ratio of one circuit per 540 square feet.

          (j)  Sprinklers        A sprinkler System with concealed heads,
                                 provided to meet the requirements of the local fire protection codes, for an open floor plan.

          (k)  Walls             Plaster or plasterboard on walls and columns
                                 and core walls in the Premises ready for application of Tenant's finishes.

          (l)  Entrance Doors    Except in the case of full floor tenancies, one
                                 Building Standard entrance door complete with
                                 frame, trim and hardware. If required by the
                                 applicable fire code, additional Building
                                 Standard exit doors as required.
          (m)  Auxiliary
               Condensor Water   If available and included in the Building
                                 Standard, access to auxiliary condenser water piping.

          (n)  General Exhaust
               System If available and including in the Building Standard, access to the general exhaust systems ducts.

          (o)  Life Safety
               System Supply and installation of Building Standard Life Safety System and emergency lighting as required by governing local regulatory authorities.

          (p)  Security System   If included in the Building Standard, a two
                                 phase Building Standard System with the
                                 capability of securing all exterior doors to the Building and the Building elevators.

5.03 At Tenant's expense, Landlord shall complete those connections and other items included in Tenant's Work but which must be done by Landlord's contractors to preserve related base building Systems, and may also perform such other work for Tenant at Tenant's expense as is agreed in writing.

5.04 Landlord shall carry out such work with all due diligence. It is understood that certain of Landlord's Work can only be undertaken at the same time as or subsequent to work done by Tenant, and that certain work (including correction of deficiencies) may be undertaken or completed subsequent to the Commencement Date of the Lease.

ARTICLE 6.00   TENANT'S WORK

6.01 All work required to complete the Premises for occupancy which is not set out in Article 5.02 shall be performed by Tenant at no cost to Landlord (except for any tenant improvement allowance).

6.02 At Tenant's expense, Landlord shall provide all design, permits, fees, work and materials required to complete the Premises for occupancy except as set out in Article 5.02, on Tenant's behalf up to the amount set forth in the Lease Agreement. AJI work in excess of the tenant allowance will be performed by Landlord's contractor at Tenant's expense with the prior written consent of Tenant on Landlord's then standard tenant authorization form. This will include but is not limited to the following

     (a)  Ceilings            Modification of ceiling suspension system as
                              required, and installation of ceiling files made available by Landlord

     (b)  Lights              Supply and installation of supplementary lights
                              (which shall require Landlord approval) and all light switching. Panel breakers are not acceptable for switching.

     (c)  Walls, Doors and
          Decorating          Supply, installation and finishing of all interior
                              partitions, doors (including in the case of full tenancies, doors to elevator lobby), fixtures, and fumishing, and decoration and finishing of all surfaces and perimeter radiation units (if any)
                              Mthin the Premises. Upgraded variations of the Building Standard entrance door are available at Tenant's expense.

     (d)  Floors              Supply and installation of floor covering and
                              base.

     (e)  Heating, Cooling
          and Ventilation.    Supply and installation of any approved
                              modification to the Base Building Systems, including additional controls, and special ventilation, cooling and exhaust requirements.

     (f)  Water & Drainage    Supply and installation of any plumbing services.

                                    To and in the Premises (e.g., private
                                    washrooms, kitchens, etc.) all from the
                                    point of access provided by Landlord.

     (g)  Elevator
          Entrances                 If security lock-off system is included in
                                    the Building Standard, connections to such system if required by Tenant.

     (h)  Power                     Supply and installation of electrical
                                    distribution systems for power and
                                    supplementary lighting to and in the
                                    Premises -from the electrical room,
                                    including any special electrical systems.
                                    Any power consumption for special electrical systems (i.e., computer rooms, non-standard lighting, supplemental air conditioning, telephone equipment, etc.) that is disproportionate to other tenants as determined by Landlord shall be metered at Tenant's expense and Tenant shall be responsible for the additional cost of this power.

     (i)  Fire Protection           Supply and installation of any approved
                                    modifications and Sprinklers to the
                                    Building; fire detection and fire warning systems, and the sprinkler system (if any).
                                    Supply and installation of safety and
                                    emergency equipment and lighting as required by Tenant or any regulatory authority having
                                    Jurisdiction which is additional to the Base
                                    Building Systems provided by Landlord and which is require because of Tenant; Use of the Premises, contrary to the provisions of
                                    Article 5.02 (j) of these Construction
                                    Procedures.

     (j)  Stairways                 If Tenant occupies two or more floors, where
                                    structurally feasible, stairways and other means of private access between floors required by Tenant and approved by Landlord, including approved modifications to the base
                                    Building structure framing and floor slab.

     (k)  Special Services          Supply and installation of any special
                                    services required by Tenant and approved by Landlord, (e.g., compressed air, auxiliary condenser water system, auxiliary exhaust system, etc.).

     (1)  Window Coverings          Installed on all exterior windows in
                                    accordance with Building Standard.

     (m)  Work To Be Performed
          by Landlord's Contractor  The following shall be carried out at
                                    Tenant's expense:

                                    (1)  All approved modifications to the Base
                                         Building structural, heating, cooling,
                                         ventilation, exhaust, control,
                                         electrical distribution and life safety
                                         and security systems as installed by
                                         Landlord.

                                    (2)  patching of Building Standard fire-
                                         proofing.

                                    (3)  any drilling, cutting, coring and
                                         patching for conduit, pipe sleeves,
                                         chases, duct equipment, or openings in
                                         the floors, walls, columns, or roofs of
                                         the Building which is approved by
                                         Landlord, and

                                    (4)  installation of approved modifications
                                         to the Building Standard sprinkler
                                         system, fire alarm and public address
                                         systems.

6.03 Modifications to the Base Building Systems and special requirements of Tenant can be considered by Landlord only if applied for at the time the Premises Plan is submitted for approval and if they are compatible with the capacity and character of the Building. Any such approved modifications shall be made at Tenant's expense by, at Landlord's option, either Landlord's or Tenant's contractor.

6.04 No construction work in any particular portion of the Premises shall be undertaken or commenced by Tenant on the Building until:

     (a)  the Premise Plan has been submitted to and approved by Landlord,

     (b) all necessary building permits and all insurance coverages have been obtained by Tenant and their contractor,

     (c) proper provision has been made by Tenant for payment in full for cost of the work for which they are responsible.

6.05 Subject only to circumstances over which Tenant has no control and which could not have been avoided by Landlord or Tenant by the exercise of due diligence, Tenant and Landlord shall proceed with its work expeditiously, continuously, and efficiently, and shall complete the same within the period provided in the Lease or other applicable agreement between the parties.

6.06 Tenant shall ensure that all materials and workmanship in Tenant's work shall be uniformly high quality, not less than Building Standard, and in accordance with the very best standards of practice and any governing code or regulations.

ARTICLE 7.00   TENANT'S ACCESS FOR COMPLETION OF WORK

7.01 Subject to compliance with applicable rules referred to in Article 6.00, Tenant and Tenant's Space Planner, designer, contractors and workmen employed by Tenant shall have access to and nonexclusive use of the Premises to perform Tenant's Work and such other work approved by Landlord as Tenant may desire.

     Any such work shall be done by contractors selected by Tenant and approved by Landlord, provided that there shall be no conflict caused thereby with any union or other contract to which Landlord or Landlord's general contractor may be a party. If Tenants Contractor or subcontractors or trades or workmen cause such conflict Tenant shall forthwith remove them from the Building. Landlord shall have no responsibility or liability whatsoever with respect to any such work or attendant materials left or installed in the Building, and shall be reimbursed for any additional costs and expenses of Landlord caused thereby, or resulting directly or indirectly from any delays caused to Landlord or to Landlord's general contractor.

7.02 In order to ensure that work proceeds efficiently in the Building, Landlord and Landlord's general contractor may from time to time make rules for coordination of all construction work. Tenant shall ensure that Tenant's space planner and any designer, contractor and workmen employed by Tenant are informed of and observe such rules, and prior to commencement of any construction work makes appropriate arrangements with Landlord or Landlord's general contractor, particularly with respect to:

     (a)  Material handling and hoisting facilities.

     (b)  Material and equipment storage.

     (c)  Time and place of deliveries.

     (d)  Hours of work and coordination of work.

     (e)  Power, heating and washroom facilities.

     (f)  Scheduling.

     (g)  Security.

     (h)  Clean-up.

7.03 Landlord may require that neat screens or hoardings as designed or prescribed by Landlord be erected at Tenant's expense around the work and the Premises, that all work be conducted and all tools and materials be kept behind such hoardings, and that all cutting drilling and other work of a noisy or vibrant nature be conducted outside the normal business hours of tenants in occupation.

7.04 Any damage caused by Tenant's Contractor or sub-trades to any work of the prime contractor to any property of Landlord or other tenants shall be repaired forthwith to the satisfaction of Landlord by Tenant at Tenant's expense.

7.05 Landlord shall deduct from Tenant Improvement Allowance fees payable by Landlord to Landlord's architect, engineers, and electrical, mechanical and other consultants for examination of Tenants plans and specifications (including in particular electrical and mechanical details) and for inspection of work performed by Tenant's contractors and workmen in accordance therewith.

ARTICLE 8.00 PERFORMANCE OF TENANT'S WORK BY LANDLORD

8.01 If Landlord performs any Tenant's Work hereunder, whether at the request of Tenant or as provided herein to be performed by Landlord at Tenant's cost, or if Landlord performs other work or supplies materials or equipment on the Premises or in the Building by agreement in writing with Tenant, Tenant shall pay to Landlord the direct cost thereof to Landlord.

8.02 Landlord shall deduct from the Tenant Allowance any amount payable under
     Article 8.01 at the time Landlord commences such work or orders material or equipment for such work.

ARTICLE 9.00   NON-COMPLIANCE

9.01 In the event of non-compliance by Tenant with any of the provisions of the Construction Agreement or any other similar agreement relative to construction or occupation of the Premises including these Construction Procedures, Landlord, in addition to and not in lieu of any other right or remedy, may and shall have the right in its discretion to declare and treat Tenant's non-compliance as a default or breach of covenant under the Lease and exercise any right available under the provisions of the Lease, including the right of termination.

9.02 In any event of termination pursuant to Article 9.01 Landlord may further elect relative to any work done by Tenant to date of such termination to either

     (a) retain for its own use without payment therefor all or any Tenant Work which has been commenced, installed or completed, or

     (b) forthwith demolish or remove all or any work and restore the Premises to the condition in which the same were prior to the commencement, installation or completion of all or such of the Tenant's work as is so demolished or removed and recover the cost of so doing from Tenant.

                                   EXHIBIT F

                       STATEMENT OF TENANT IN RE: LEASE
                       --------------------------------

                                                                Date:    199_


  New York Life Insurance Company
  51 Madison Avenue
  New York, NY 10010


        Re:  1625/1675 Broadway
             Denver, CO

Gentlemen:

        It is our understanding that you are the holder of a deed of trust upon the subject Premises and have required this certificate by the undersigned.

        The undersigned has been informed that New York Life Insurance Company (the "Lender") is the holder of a Deed of Trust. which constitutes a lien on 1625/1675 Broadway. We further understand that the Lender, in connection with Its loan, has received an assignment of all leases (including the Lease) from Brookfield Denver Inc. (the "Lessor") as security for its loan. We further understand that the Lender will be acting in reliance upon this Estoppel Certificate.

        The undersigned, as Lessee, under that certain Lease dated ________________,199__, made with Brookfield Denver Inc. as Lessor, hereby ratifies the said Lease and certifies that:

               1. the undersigned has entered into occupancy of the Premises described in said Lease on___________________; and

               2. the undersigned is presently open and conducting business in the Premises; and

               3. the operation and use of the Premises by the undersigned do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment and that the Premises are being operated by the undersigned in accordance with all applicable environmental laws, zoning ordinances and building codes; and

               4. the minimum rental in the annual amount of $ ______________ was payable from the date of occupancy; and

               5. that said Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated ____________) and neither party thereto is in default thereunder, and 6. that the same represents the entire agreement between the parties as to this leasing; and

               6. that the same represents the entire agreement between the parties as to this leasing; and

               7.  that the term of said Lease expires on ____________________;
               and

               8. there are ______________ renewal periods of_________ years each; and

               9. that all conditions under said Lease to be performed by the Lessor have been satisfied; and

               10. all required contributions by Lessor to Losses on account of Lessee's improvements have been received; and

               11. on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said Lease by the Lessor, and

               12. check the applicable provision and fill in the blank where appropriate.

                   (  ) that no rental has been paid more than one month in
               advance and no security has been deposited with Lessor, and

                   (  ) rental in the amount of $______________for the period
               ___________ to _____________has been paid in advance by Lessee;
               and

                   (  ) security in the amount of $____________ has been
               deposited with Lessor, and

                   (  )security in the form of a Guarantee
               by_______________________ is in full force and effect through______________________; and

               13. there are no concessions, allowances, rebates or refunds or rent free occupancies to which the undersigned is entitled except as follows:______________________________________________________
               _______________________; and

               14. that Lessee's floor area is______________ square feet; and

               15. that rental for______________________, 199__ has been paid.

               Very truly yours,

               _______________________

               By:____________________



November 8, 1996


Mr. Tim O'Crowley
Intek Information, Inc.

370 17th Street, Suite 3950
Denver, Colorado 80202

Re:  Lease of Office Space - Republic Plaza

Dear Tim:

Based upon our mutual intent to execute a Lease of Office Space with Brookfield Republic Inc. (landlord and Intek Information, Inc. (Tenant for premises in Republic Plaza, and in an effort to expedite and achieve an occupancy date of January 1, 1997, we request Landlord to permit Tenant Planning Services, Inc. and McFall Konkle & Kimball to begin construction documents as of the date of this letter. Tenant hereby indemnifies Landlord against costs associated with the commencement of construction documents. This amount is estimated to be $23,704.50, based on $1.50 per rentable square foot.

This indemnification is binding whether or not the lease is executed by both parties and, further, in the event execution of the lease by both parties does not occur, Tenant agrees to pay the incurred costs within ten (10) days of presentation of such invoices. If the lease is executed by both parties, such costs shall be paid from the tenant improvement allowance.

If agreed, please indicate your approval and acceptance of these terms by signing below and initial the attached copy of the space plan.

Sincerely,

BROOKFIELD LEPAGE MANAGEMENT COLORADO LLC as Agent for BROOKFIELD REPUBLIC INC.

David W. Morrison
Vice President/Office Leasing
Agreed and accepted this        day of November, 1996.
INTEK INFORMATION, INC.

BY:

                   BROOKFIELD LEPAGE MANAGEMENT COLORADO LLC
             370 SEVENTEENTH STREET. SUITE 3800. DENVER. CO 80202,
                 TELEPHONE: (303) 595-7000 FAX: (303) 595-7003